Exhibit 2

Shareholders Agreement

April 10, 2006

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SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made as of April 10, 2006.

BETWEEN:

DAVID ASPER, of the City of Winnipeg, in the Province of Manitoba (“David”),

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GAIL ASPER, of the City of Winnipeg, in the Province of Manitoba (“Gail”),

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LEONARD ASPER, of the City of Winnipeg, in the Province of Manitoba (“Leonard”),

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DAVID ASPER HOLDINGS INC., a corporation governed by the laws of the Province of Manitoba (“David Inc.”),

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GAIL ASPER HOLDINGS INC., a corporation governed by the laws of the Province of Manitoba (“Gail Inc.”),

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LEONARD ASPER HOLDINGS INC., a corporation governed by the laws of the Province of Manitoba (“Leonard Inc.”),

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PLAN D MVS HOLDINGS LTD., a corporation governed by the laws of the Province of Manitoba (“Newco D”),

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PLAN G MVS HOLDINGS LTD., a corporation governed by the laws of the Province of Manitoba (“Newco G”),

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PLAN L MVS HOLDINGS LTD., a corporation governed by the laws of the Province of Manitoba (“Newco L”),

RECITALS:

A.	David Inc., Gail Inc., Leonard Inc., Newco D, Newco G and Newco L hold substantially all of the MVS and SVS previously held by CanWest Communications Corporation;

B.	David Inc., Gail Inc. and Leonard Inc. respectively hold all of the shares of Newco D, Newco G and Newco L;

C.	David, Gail and Leonard respectively own beneficially all of the shares in the capital of David Inc., Gail Inc. and Leonard Inc.

D.	The Parties have entered into this Agreement to grant to each other certain rights with respect to the Corporation.

THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 Defined Terms

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

“Act” means the Canada Business Corporations Act;

“Affiliate” has, with respect to any corporation, the meaning set out in the Act;

“Agreement” means this Shareholders Agreement, including any schedules, and all permitted amendments or restatements, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

“Arm’s Length” has the meaning that it has for purposes of the Tax Act;

“Business Day” means a day which is not:

(i)	a Saturday or Sunday; or

(ii)	a day observed as a statutory holiday under the laws of the Province of Manitoba or the federal laws of Canada applicable in the Province of Manitoba;

“Claims” includes claims, demands, complaints, grievances, actions, suits, causes of action, Orders, charges, indictments, prosecutions, informations or other similar process, assessments or reassessments, judgements, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, including loss of value, professional fees, including fees of legal counsel on a substantial indemnity basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

“Coattail Agreements” means the trust agreements each dated as of January 31, 2006 between David Inc., Gail Inc. and Leonard Inc., respectively, and the Corporation and Computershare Trust Company of Canada, as such agreements may be further amended during the term of this Agreement and “Coattail Agreement” means any of such agreements;

“Collateral Benefit” means any compensation or benefit of any kind, including any collateral agreement, commitment or understanding with another Person and any payments, or increases in payments, of interest, commissions, employment compensation including salary, bonus, stock or incentive compensation or entitlements, retiring allowances, consulting fees, standby fees, finders fees, amounts paid for non-competition covenants or other amounts, that has the effect of providing to a Person consideration with respect to a Transfer that is in addition to the stated sale price or proceeds of disposition of such Transfer but does not include compensation or other consideration paid as a consequence of loss of office and/or employment by the Corporation or as a consequence of obtaining an office or employment with a party to the Transfer or its Affiliates, to the extent such compensation or other consideration is consistent with prevailing industry standards for compensation or other consideration in similar circumstances for Persons of similar experience, seniority and/or responsibility who deal at Arm’s Length with the Person paying the same;

“Competitor” means a Person carrying on a business in a jurisdiction in which the Corporation or any of its Subsidiaries carries on business that is competitive with the principal business carried on in that jurisdiction by the Corporation or any of its Subsidiaries;

“Corporation” means CanWest Global Communications Corp., a corporation governed by the laws of Canada and includes any successors to such corporation;

“CPI” means the Consumer Price Index for Canada, All-Items (Not Seasonally Adjusted) as published by Statistics Canada or any index that replaces such Index;

“Encumbrances” means pledges, liens, charges, security interests, title retention agreements, mortgages, restrictions, or similar agreements, title defects, options or rights to purchase, or adverse claims or encumbrances of any kind or character whatsoever;

“Family Group” in relation to a Principal at a particular time, means that Principal and each Person who is a Member of his/her Immediate Family at that time and “Family Groups” means all of such groups;

“Family Representative” at any particular time means an individual who has been appointed as a Family Representative in accordance with the terms of this Agreement at that time and who remains in office at that time and “Family Representatives” means all of the individuals who are at that time a Family Representative;

“Governmental Approval” means the consent, decision or notification of any Governmental Authority which may be required at any time and from time to time to ensure that the purchase by any purchaser of all or any part of the Shares hereunder (i) is permitted and (ii) if permitted, is not in contravention of any Laws administered by such Governmental Authority or which may be required in order to ensure that, notwithstanding the purchase by any purchaser as permitted hereunder of all or any part of the Shares, the status with respect to, and the holding or continued holding by the Corporation or any of its Subsidiaries, of any franchise, licence, permit or other permission or authority required or desirable to carry on its business, is unimpaired;

“Governmental Authority” means Industry Canada, the Director under the Act, the Commissioner of Competition or the Competition Tribunal under the Competition Act (Canada), a securities regulatory authority, a stock exchange, the Canadian Radio Television and Telecommunications Commission under the Broadcasting Act (Canada), a court, an arbitrator and any public authority or governmental agency exercising regulatory jurisdiction over or having any authority over (including, without limitation, the authority to assist in financing) any part of the business of the Corporation or any of its Subsidiaries;

“Holder” at any particular time means a Person who, at that time, is a Party to this Agreement and who, at that time, is registered as a holder of Shares and “Holders” means all of such Persons;

“Incapacitated” in relation to an individual means that either (i) 2 medical practitioners qualified to practise medicine in the Province of Manitoba have each delivered his opinion addressed to the Family Representatives that such individual is mentally incompetent and have not delivered a subsequent opinion addressed to the Family Representatives that such individual is mentally competent, or (ii) a Substitute Decision Maker has been appointed for such individual and such appointment remains in effect;

“Issue” means the natural born and legally adopted children of an individual and all natural born or legally adopted descendants of such children;

“Laws” means applicable laws (including common law), statutes, by-laws, rules, regulations, Orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Governmental Authority;

“Material Adverse Change” means a change, effect or circumstance that is materially adverse to, or could reasonably be expected to have a material adverse effect on, the financial condition or results of operations or prospects of the Corporation or any of its Subsidiaries, other than changes, effects or circumstances resulting from industry-wide conditions or general economic conditions affecting the industry in which the business of the Corporation or any of its Subsidiaries is carried on;

“Materially Competitive”, at any particular time in relation to a business of a Competitor means a business of a Competitor that is carried on at that time in a jurisdiction in which the Corporation or any of its Subsidiaries carries on business at that time which is wholly, substantially or significantly competitive with the principal business carried on by the Corporation or any of its Subsidiaries in that jurisdiction at that time or which has a reasonable likelihood of becoming wholly, substantially or significantly competitive with the principal business carried on by the Corporation or any of its Subsidiaries in such jurisdiction within the near future;

“Maximum Value” at any particular time means the result obtained when the sum of $10,000,000 is multiplied by a fraction, the numerator of which is:

(i)	the average monthly CPI for the 12 month period ending at the end of the month immediately preceding such time or, if the CPI for such month has not yet been published by Statistics Canada, for the 12 month period ending at the end of the month immediately preceding such month, and the denominator of which is:

(ii)	the average annual CPI for the year ended December 31, 2002;

“Members of his/her Immediate Family” and “Members of the Immediate Family” in relation to an individual at a particular time means:

(i)	any Issue of that individual, who are at that time not less than 18 years of age and who are not at such time Incapacitated;

(ii)	a corporation which is at that time a Permitted Corporation in relation to that individual; and

(iii)	a trust which is at that time a Permitted Trust in relation to that individual;

“MVS” means the multiple voting shares in the capital of the Corporation at the date hereof;

“Newspaper Subsidiary” means (i) a Subsidiary of the Corporation that produces or publishes a newspaper, (ii) any corporation that produces or publishes a newspaper where shares of that corporation are owned by a partnership of which (A) the Corporation, (B) any Subsidiary of the Corporation, or (C) any trust of which the Corporation or any Subsidiary of the Corporation is a beneficiary, is a member, (iii) a partnership or limited partnership that produces or publishes a newspaper of which (A) the Corporation, (B) any Subsidiary of the Corporation, or (C) any trust of which the Corporation or any Subsidiary of the Corporation is a beneficiary, is a member, or (iv) a trust that produces or publishes a newspaper in respect of which the Corporation, or any Subsidiary of the Corporation, is a beneficiary and “Newspaper Subsidiaries” means all of such Persons;

“NVS” means the non-voting shares, issuable in series, in the capital of the Corporation at the date hereof;

“Order” means any order, injunction, judgment, administrative complaint, decree, ruling, award, assessment, direction, instruction, penalty or sanction issued, filed or imposed by any Governmental Authority;

“Parties” means, collectively, David, Gail, Leonard, David Inc., Gail Inc., Leonard Inc., Newco D, Newco G, Newco L and any other Person who becomes a party to this Agreement, and “Party” means any one of them;

“Permitted Corporation” in relation to an individual at a particular time means, subject to Section 9.3 and 9.4, a corporation in which, at such time, no Person is a registered or beneficial owner of any shares in such corporation or has any rights in relation to any shares in such corporation, including any right to obtain a Transfer of any shares in such corporation, other than one or more of:

(i)	that individual;

(ii)	any Issue of that individual who are at such time not less than 18 years of age and who are not at such time Incapacitated;

(iii)	a Permitted Trust in relation to that individual; or

(iv)	another corporation in which no Person is the registered or beneficial owner of any shares in such corporation or has any rights in relation to any shares in such corporation, including any right to obtain a Transfer of any securities, other than Persons referred to in (i), (ii) or (iii) above, provided that (x) all of the registered holders of shares of such corporation and such corporation have become Parties to this Agreement; and (x) all certificates evidencing shares of such corporation bear a legend that such shares are subject to this Agreement;

“Permitted Trust” in relation to an individual means, subject to Section 9.5, a trust in which:

(i)	no Person is, or may be, a beneficiary (vested, contingent or otherwise) other than one or more of:

(A)	that individual;

(B)	any Issue of that individual; and

(C)	the Spouse of that individual,

(ii)	neither the Spouse of that individual nor any of the Spouses of the Issue of that individual shall be entitled to receive any Shares as a capital beneficiary of the trust; and

(iii)	neither the Spouse of that individual nor any of the Spouses of the Issue of that individual shall be, or be entitled to be, a trustee of the trust;

provided that the trustees of such trust in their capacities as such trustees have become Parties to this Agreement;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, court and, where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other Personal Representative;

“Personal Representative” means, with respect to an individual, a Substitute Decision Maker for such individual and in the case of the death of such individual, such individual’s executor, administrator or other legal representative;

“Prime Rate” means, at any time, the rate of interest expressed as an annual rate, established by the Corporation’s principal bank in Toronto, Ontario from time to time as its reference rate of interest to determine the interest rates it will charge for loans in Canadian dollars to Canadian customers;

“Principals” means David, Gail and Leonard and “Principal” means any one of such individuals;

“Secondary Offering” means an offering for sale of SVS and/or NVS resulting from the conversion of previously issued MVS, to be effected on behalf of a Holder pursuant to an agreement between the Holder and an Underwriter under which the Underwriter will, either purchase such SVS and/or NVS as principal at an ascertainable price per SVS and/or NVS share or agree to use its best efforts to sell such SVS and/or NVS to third parties at a price to be agreed upon with the Holder;

“Shares” means issued and outstanding shares in the capital of the Corporation, and includes any securities:

(i)	resulting from the conversion, reclassification, redesignation, subdivision or consolidation or other change of the Shares; and

(ii)	of the Corporation or any successor body corporate which may be received by the Holders on a merger, amalgamation, arrangement or other reorganization of, or including, the Corporation;

“Spouse” means, in relation to any individual, any individual to whom that first-mentioned individual is married or with whom that first-mentioned individual is living in a conjugal relationship outside of marriage;

“Subsidiary” has the meaning set out in the Act;

“Substitute Decision Maker” in relation to a particular individual at a particular time means a Person appointed by a Court of competent jurisdiction under any Laws, including The Mental Health Act (Manitoba) and The Vulnerable Persons Living with a Mental Disability Act (Manitoba), as the committee of such individual or as the Person who has the power at that time to make decisions with respect to the property or the personal care of that particular individual;

“SVS” means the subordinate voting shares in the capital of the Corporation at the date hereof;

“Tax Act” means the Income Tax Act (Canada);

“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, Encumbrance, grant of security interest, grant of option, grant of right to acquire or other arrangement, including a proxy, contract or derivative transaction, by which possession, legal title or beneficial ownership, or the power to exercise control or direction over, or the right to receive, or to receive the benefits of, ownership or possession of, a share or shares of a corporation passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing and “Transfers”, “Transferred” and other derivations of “Transfer” have a similar extended meaning; and

“Underwriter” has the meaning set out in the Securities Act (Ontario).

1.2 Additional Defined Terms

The words and terms listed below are defined in the Section set forth opposite such word or term.

Defined Term	Section Number

Acceptance	12.1(d)
Accepting Buyers	12.1(c)
Accepting Offerees	11.1(b)(i)
Additional Amount	15.1(a)
Additional Family Representative	3.3(a)
Additional Sellers	12.4
Approving Holders	14.1(a)
Arm’s Length Buyer	11.1(a)
Bid Period	16.2(h)
Bidder	16.1
Blackout Period	8.5
Blackout Policy	8.5
Buyers	12.1(b)
CEO	4.2(a)

Defined Term	Section Number

Consideration	15.1(a)
Converted Shares	11.1 (a)
Corporate Reorganization	9.4
Date of Closing	17.2
Deadlock	3.3(a)
Designated Officer	4.2(a)
Difference	15.1(a)
Direction	12.2(b)
En Bloc Sale	14.1(a)
En Bloc Sale Notice	14.1(a)
En Bloc Sale Period	14.1(b)(i)
Filing	12.2(b)
Indemnified Parties	12.2(g)
Indemnifying Party	12.2(i)(i)
Initial Purchase	15.1(a)
Initial Sellers	10.3(a)
Lender	10.4
Lender’s Offer	10.4(d)(ii)
Maximum Number	10.3
Non-Represented Holder	3.9
Notice	21.8
Offer	11.1(a)
Offerees	11.1(a)
Offeror	11.1(a)
Place of Closing	17.5
Pledge Notice	10.4(a)
Pledged Shares	10.4(a)
Post Sale Period	15.1(a)
PS Agreement	15.1(a)
Public Sale	12.1(a)
Purchased Shares	17.2
Purchaser	17.2
Qualified Bid	16.2(a)
Registration	12.2(b)
Remaining Offerees	11.3(a)
Replacement Family Representative	3.11(a)
Replacement Offer	16.2(c)
Replacement Offeror	16.2(c)

Defined Term	Section Number

Sale Notice	10.3(a)
Sale Offer	12.1(b)
Sale Offer Shares	12.1(b)
Sale Price	12.1(b)
Sale Shares	12.1(a)
Second Buyer	15.1 (a)
Second Offer	11.1(a)
Second Notice	11.3(a)
Seller	12.1(a)
Take-over Offer	16.1
Third Party	11.2(a)
Time of Closing	17.2
TP Buy Offer	12.3(a)
TP Buyer	12.3(a)
TP Offer	11.2(a)
Transaction	17.2
Transferee	15.1(a)
Transferor	15.1(a)
Vendor	17.2

1.3 Application of Definitions

(a)	Unless there is something inconsistent in the subject matter or context, or unless otherwise defined in this Agreement, all words and terms used in this Agreement which are defined in the Act shall have the meanings set out in the Act.

(b)	Words and terms that are defined in any Article or Section of this Agreement shall, unless such definitions are expressed to be solely for the purposes of such Article or Section, have the same meaning throughout this Agreement.

1.4 Certain Rules of Interpretation

In this Agreement:

(a)	Time - Time is of the essence in the performance of the Parties’ respective obligations.

(b)	Currency - Unless otherwise specified, all references to money amounts are to the lawful currency of Canada.

(c)	Headings – The division of this Agreement into Articles and Sections and the insertion of headings of Articles and Sections are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)	Consent - Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time period, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its consent or approval.

(e)	Notices, Consents, Offers and Communications - Whenever a provision of this Agreement requires or permits a notice, consent offer, nomination, approval or other communication to be given, such notice, consent, offer, nomination, approval or other communication shall be in writing, shall be signed by the Person giving the same and may only be given in the manner provided in Section 21.8.

(f)	Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(g)	Business Day - Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

(h)	Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable in the Province of Manitoba.

(i)	Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(j)	Directly or Indirectly - For the purposes of this Agreement, the terms “directly or indirectly” and “direct or indirect” in relation to a particular Person’s ownership, possession, control, holding, or receipt of a Share shall, unless the context otherwise suggests, be interpreted broadly to include a reference to all of such Person’s direct and indirect powers and rights in relation to such Share including, all of such Person’s powers and rights directly as an owner, possessor, controller, holder, or recipient of such Share, and/or indirectly as a beneficiary and/or trustee of a trust or trusts, a shareholder of a corporation or corporations, a partner in a partnership or partnerships which trust, corporation or partnership is itself the owner, possessor, controller, holder or recipient of such Share or is itself a beneficiary or trustee of a trust or trusts, a shareholder a corporation or corporations and/or a partner in a partnership or partnerships, which itself is an owner, possessor, controller, holder or recipient of such Share. In measuring the proportion or extent to which such power and/or right constitutes direct or indirect ownership, possession, control, holding or receipt of such Share, regard shall be had to such Person’s powers and/or rights in relation to such Share relative to the powers and/or rights of all other Persons having powers and/or rights in relation to such Share.

(k)	No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(l)	Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(m)	Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(n)	Statutory references - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

1.5 Decision by Family Groups

If, pursuant to any provision of this Agreement, the members of a Family Group are at any time permitted or required to exercise a right, provide a consent or notice, or make a decision, including with respect to the appointment of a Family Representative, such right, consent, notice, decision or appointment may only be exercised by an instrument in writing signed by or on behalf of all of the Persons who are at such time members of such Family Group entitled to exercise such right, provide such consent, notice or nomination or make such decision.

ARTICLE 2

PURPOSE AND SCOPE OF AGREEMENT

2.1 Shareholders Agreement

This Agreement is a shareholders agreement and is not, and shall be deemed not to be a unanimous shareholders agreement or a unanimous shareholders declaration within the meaning of any legislation applicable from time to time to the Corporation or any of its Subsidiaries. To the extent that any provision of this Agreement shall restrict in whole or in part the power of the directors of the Corporation or any of its Subsidiaries to manage or supervise the management of their respective business or affairs, such provision shall be null and void and of no force or effect.

2.2 Compliance with Agreement

Each Party agrees to vote and otherwise act as a shareholder of the Corporation to fulfil the provisions of this Agreement and in all other respects to comply with this Agreement.

ARTICLE 3

FAMILY REPRESENTATIVES

3.1 Qualifications of Family Representatives

The following Persons are disqualified from being a Family Representative:

(a)	a Person who is not an individual;

(b)	a Person who is less than 18 years of age;

(c)	a Person who is Incapacitated;

(d)	a Person who is a citizen or subject of a country other than Canada;

(e)	a Person who is a non-resident of Canada for the purposes of the Tax Act; and

(f)	a Person who has the status of bankrupt.

3.2 Appointment of Family Representatives

(a)	The Parties acknowledge and agree that the Family Representatives at the date hereof are David, Gail and Leonard.

(b)	The Parties acknowledge and agree that, subject to Sections 3.1, 3,2(c), 3.5, 3.6, 3.7 and 3.14, each Principal, shall be entitled to appoint one Family Representative so long as his/her respective Family Group then holds, directly or indirectly, at least 8% of the issued and outstanding MVS; provided that, if at any time or times, no Family Group holds, directly or indirectly, at least 8% of the issued and outstanding MVS, then for so long as no Family Group holds, directly or indirectly at least 8% of the issued and outstanding MVS, each Family Group that holds, directly or indirectly, any issued and outstanding MVS shall be entitled to appoint one Family Representative.

(c)

If at any time a Principal no longer is the holder, directly or indirectly, of any issued and outstanding MVS, such Principal shall no longer be entitled to appoint a Family Representative and, subject to Section 3.8, the Member or Members of the Immediate Family of such Principal who are Holders, acting unanimously, and provided that such Family Group is then entitled to appoint a Family Representative, shall be entitled to appoint the Family Representative for such Family Group, who may be the Principal of such Family Group.

3.3 Deadlock

(a)	If the Family Representatives are unable to decide a matter because there are an equal number of votes cast by Family Representatives in favour of and against such matter (a “Deadlock”), any Family Representative may require that the number of Family Representatives in office at that time be increased by the appointment of one additional Family Representative (the “Additional Family Representative”) by the delivery of a notice to that effect to the other Family Representatives. Forthwith after the delivery of such notice, the Family Representatives shall unanimously appoint an individual as the Additional Family Representative. In the event that the Family Representatives fail to unanimously appoint an individual as the Additional Family Representative within 7 Business Days after delivery of the notice requesting that they do so, Harvey Secter shall be the Additional Family Representative unless he is not qualified for appointment as a Family Representative or unless he is then employed by the Corporation or by a Subsidiary of the Corporation or unless he is unwilling or unable to act. If the Family Representatives fail to unanimously appoint an individual as the Additional Family Representative within such 7 Business Day period and Harvey Secter is not qualified or willing to act as the Additional Family Representative, then any Family Representative may deliver a notice to the other Family Representatives requiring arbitration in accordance with Article 19 to select the Additional Family Representative. For the purposes of such arbitration, each Family Representative shall deliver to the arbitrator a list of not more than 3 qualified individuals who are qualified to act as a Family Representative and are acceptable to such Family Representative as the Additional Family Representative. The arbitrator shall select the Additional Family Representative from among the lists of nominees provided by the Family Representatives.

(b)	Subject to Section 3.4, the term of the appointment of the Additional Family Representative, the fees of the Additional Family Representative, if any, and all

other matters relating to the appointment of the Additional Family Representative shall be agreed upon by the Family Representatives and the Additional Family Representative, provided that if agreement cannot be reached by the Family Representatives with respect to any of such matters, any Family Representative may deliver a notice to the other Family Representatives requiring that such matters be resolved by arbitration in accordance with Article 19.

3.4 Removal of Additional Family Representative

At any time after the resolution of the Deadlock giving rise to the appointment of an Additional Family Representative, any two Family Representatives other than the Additional Family Representative may, by notice to all of the Family Representatives, remove the Additional Family Representative, and upon delivery of such notice to the Additional Family Representative and the other Family Representatives, the Additional Family Representative shall cease to hold office and the number of Family Representatives shall be reduced to the number that existed immediately prior to the appointment of such Additional Family Representative; provided that should another Deadlock occur, Section 3.3 shall again apply, and so on from time to time.

3.5 Term of Office

Each Family Representative shall continue in office until the first to occur of any of the following that is applicable to such Family Representative:

(a)	such Family Representative shall cease to be qualified pursuant to Section 3.1 to serve as a Family Representative;

(b)	such Family Representative shall die, become Incapacitated or deliver his resignation in writing to the other Family Representatives;

(c)	such Family Representative has received notice that he has been removed from office by the Principal or the Family Group who appointed such Family Representative and that another individual has been appointed as a Family Representative in his place in accordance with this Agreement;

(d)	such Family Representative has received notice:

(i)	of the decision of an arbitrator that such Family Representative be removed from office following an arbitration pursuant to Article 19 to determine whether the activities that are being carried on by such Family Representative or any of the Persons who appointed such Family Representative are having an effect that is materially adverse to the best interests of the Corporation or any of its Subsidiaries as a result of an objection from any Family Representative to such Family Representative continuing in office as a Family Representative pursuant to this Agreement by reason of such activities; and

(ii)	that another individual has been appointed as a Family Representative in his place;

(e)	such Family Representative has received a notice from Family Representatives appointed by Persons holding, directly or indirectly, not less than 90% of the issued and outstanding MVS held by all of the Holders:

(i)	removing such Family Representative, provided however that no such notice may be given to any Principal or to any Additional Family Representative; and

(ii)	that another individual has been appointed as a Family Representative in his place;

(f)	in the case of a Family Representative who is a Principal or who was appointed by a Principal, such Principal together with all of the Members of his/her Immediate Family, cease to be holders, directly or indirectly, of at least 8% of the issued and outstanding MVS; in which event such Family Representative shall cease to hold office as such until:

(i)	such Principal together with the Members of his/her Immediate Family again become holders, directly or indirectly, of at least 8% of the issued and outstanding MVS; or,

(ii)	none of the Family Groups are Holders, directly or indirectly, of at least 8% of the issued and outstanding MVS,

whereupon in the circumstances set forth in (i) above, such Family Representative shall thereupon be automatically reinstated as a Family Representative and in the circumstances set forth in (ii) above, if the Family Group that appointed such Family Representative holds, directly or indirectly, any MVS, such Family Representative shall thereupon be automatically reinstated as a Family Representative;

(g)	in the case of an Additional Family Representative, such Additional Family Representative has been removed from office pursuant to Section 3.4; or

(h)	such Family Representative has received a notice from a majority of the Family Representatives removing such Family Representative from office because the majority of the Family Representatives have determined at a meeting of the Family Representatives called for such purpose, that on at least 2 separate occasions such Family Representative or the Principal or Member or Members of the Immediate Family of the Principal who appointed such Family Representative have breached the confidentiality provisions of Section 21.2; in which event the number of Family Representatives shall be reduced by one and such Family Representative shall cease to hold office as such until a majority of the Family Representatives shall determine at a meeting of the Family Representatives called for such purpose to waive such breaches, in which event, such Family Representative shall be reinstated as a Family Representative.

3.6 Power of Appointment

(a)

So long as a Principal continues to be entitled to appoint a Family Representative in accordance with the provisions of this Agreement, such Principal has the right by deed or will to revoke the appointment of a Family Representative previously made by such Principal and to appoint a replacement Family Representative during such Principal’s lifetime or as a consequence of such Principal’s Incapacity or death. If a Principal who continues to be entitled to appoint a Family

Representative in accordance with the provisions of this Agreement becomes Incapacitated or dies without having exercised the aforesaid power of appointment, then, subject to Section 3.8, the Member or Members of his/her Immediate Family who are Holders, acting unanimously, shall have the right to appoint a replacement Family Representative and if there are no Members of his/her Immediate Family who are then, Holders, the Personal Representative of such Principal or, if there is no Personal Representative for such Principal, the Members of his/her Immediate Family who are at least 18 years of age and who are not Incapacitated, acting unanimously, shall, subject to Section 3.8, have the right to appoint a replacement Family Representative.

(b)	If a Principal has appointed another individual to act as a Family Representative in such Principal’s place and such other individual shall become disqualified then such Principal, shall have the right to appoint a replacement Family Representative, so long as such Principal continues to be entitled to appoint a Family Representative in accordance with the provisions of this Agreement. If such Principal becomes Incapacitated or dies without exercising the power of appointment referred to in Section 3.6(a), the Member or Members of his/her Immediate Family who are Holders, acting unanimously, shall, subject to Section 3.8, have the right to appoint a replacement Family Representative and if there are no Members of his/her Immediate Family who are then Holders, the Personal Representative of such Principal, or if there is no Personal Representative for such Principal, the Members of his/her Immediate Family who are at least 18 years of age and who are not Incapacitated, acting unanimously shall, subject to Section 3.8, have the right to appoint a replacement Family Representative.

3.7 Resignation

If a Principal resigns as a Family Representative such Principal shall have the right to appoint a Family Representative in his place. If a Family Representative who was appointed by an Incapacitated or deceased Principal or by the Members of the Immediate Family of an Incapacitated or deceased Principal, resigns as a Family Representative, the Members of the Immediate Family of such Incapacitated or deceased Principal who are Holders shall, subject to Section 3.8, have the right, acting unanimously, to appoint an individual as a Family Representative.

3.8 Approval of Appointments

Notwithstanding anything contained in this Article 3, if an individual appointed as a Family Representative is not a Principal or was not appointed by a Principal or by an arbitrator in accordance with this Agreement, such individual must be first approved as a Family Representative by all of the remaining Family Representatives, such approval not to be unreasonably conditioned, delayed or withheld.

3.9 Replacement Family Representative

If a Family Representative is not approved by the remaining Family Representatives pursuant to Section 3.8, and if the Family Group that appointed such Family Representative is not then represented by a Family Representative who is then in office, the Principal of such Family Group or, in the event such Principal is Incapacitated, any Substitute Decision Maker for such Principal or, if there is no Substitute Decision Maker or if such Principal is deceased, the Members of the Immediate Family of such Principal who are Holders, acting unanimously, (the “Non-Represented Holder”), and the remaining Family Representatives shall mediate the appointment of a Family Representative in accordance with Article 18. In the event that after mediation, the parties to the mediation are still unable to agree upon a Family Representative within the time provided in Article 18 then the Non-Represented Holder may deliver a notice to the Family Representatives requiring the selection of a Family Representative by arbitration pursuant to Article 19. For the purposes of the arbitration, the Non-Represented Holder shall deliver to the arbitrator a list of not more than 3 qualified nominees who are acceptable to such Non-Represented Holder to act as a Family Representative and the remaining Family Representatives collectively shall deliver to the arbitrator a list of not more than 3 individuals who are acceptable to them to act as a Family Representative and the arbitrator shall select the replacement Family Representative from among the lists of nominees provided to the arbitrator.

3.10 Removal of Family Representative

If a Family Representative is removed from office pursuant to Section 3.5(c)(iv), the Person who appointed such Family Representative has, subject to Section 3.8, the right to appoint a Family Representative in the place of the Family Representative who has been removed.

3.11 Vacancies

(a)	If a Principal shall not be a Family Representative and if there shall not be a Family Representative appointed by such Principal or by the Members of his/her Immediate Family then in office because such Family Representative has been removed as a Family Representative pursuant to Section 3.5(c)(iii) or 3.5(c)(iv), then so long as such Principal and the Members of his/her Immediate Family are not represented by a Family Representative, the remaining Family Representatives shall appoint an individual who deals at Arm’s Length with each of the remaining Family Representatives (the “Replacement Family Representative”) to fill such vacancy. If a Replacement Family Representative resigns, becomes Incapacitated or dies, then the remaining Family Representatives shall appoint another individual who deals at Arm’s Length with each of the remaining Family Representatives to fill such vacancy and so on from time to time. If the remaining Family Representatives are unable to agree upon a Replacement Family Representative to fill the vacancy, any of the remaining Family Representatives may deliver a notice to the other remaining Family Representatives requiring the selection of the Replacement Family Representative by arbitration pursuant to Article 19. For the purposes of the arbitration, each of the remaining Family Representatives shall deliver to the arbitrator a list of not more than 3 qualified nominees who are acceptable to such Family Representative to act as the Replacement Family Representative and the arbitrator shall select the Replacement Family Representative from among the lists of nominees provided to the arbitrator.

(b)

A Replacement Family Representative shall cease to be a Family Representative if the Principal who has not been represented by a Family Representative again becomes entitled to be so represented. If a Principal again becomes entitled to be represented by a Family Representative, such Principal or the Members of his/her Immediate Family who are Holders, acting unanimously, shall, subject to Section 3.8, be entitled to give a notice to the Family Representatives removing the Replacement Family Representative from office and appointing another Family Representative.

3.12 Spouses

A Spouse of a Principal or of a Member of the Immediate Family of a Principal may be appointed as a Family Representative.

3.13 Disclosure of Interests

Each Principal, at the date hereof and thereafter annually on March 1st in each year if he is not a Family Representative, and each Family Representative at the time of his appointment as a Family Representative and thereafter annually on March 1st in each year so long as he continues in office as a Family Representative, shall provide to the Family Representatives a statement setting forth the name of each Competitor of which such Principal or Family Representative, as applicable, is a director and the details of any ownership interest held, directly or indirectly, by such Principal or Family Representative, as applicable, in any Competitor that, in the case of a Competitor the securities of which are publicly held, is in excess of 5% of any class of securities of such Competitor and, in the case of any other Competitor, is in excess of 10% of any class of securities of such Competitor.

3.14 Reduction in Number of Family Representatives

Subject to Section 3.5(c)(v), so long as the members of a Family Group collectively hold, directly or indirectly less than 8% of the issued and outstanding MVS the members of such Family Group shall have no right to appoint a Family Representative, the number of Family Representatives shall be reduced by one and, save as otherwise provided in this Agreement, the remaining Family Representatives shall be the only Family Representatives under this Agreement; provided that if the members of such Family Group shall collectively thereafter hold, directly or indirectly, at least 8% of the issued and outstanding MVS, or if none of the Family Groups shall thereafter be holders, directly or indirectly, of at least 8% of the issued and outstanding MVS, then so long as no Family Group holds, directly or indirectly, at least 8% of the issued and outstanding MVS the Members of each Family Group that holds, directly or indirectly, any MVS shall again be entitled to appoint one Family Representative in accordance with this Agreement.

3.15 Cooperation

If there is a vacancy in the office of Family Representative or if there is a Deadlock, the Family Representatives and all other Persons who are then bound by this Agreement shall at all times act in an expeditious manner to fill such vacancy or to appoint an Additional Family Representative, as applicable.

3.16 Discharge

Upon the disqualification, death, resignation or removal from office of a Family Representative, such Family Representative shall be discharged from all further duties and liabilities hereunder.

3.17 New and Replacement Family Representatives

The appointment of a new or replacement Family Representative takes effect upon the execution and delivery by such individual to the remaining Family Representatives of: (a) a written acknowledgement that the new Family Representative has received a copy of this Agreement and agrees to be bound thereby, and (b) the disclosure statement required pursuant to Section 3.13. When the appointment of a new or replacement Family Representative becomes effective, such new or replacement Family Representative shall be vested with the same powers, rights, duties and responsibilities as if he had been originally named herein as a Family Representative.

ARTICLE 4

VOTING BY FAMILY REPRESENTATIVES

4.1 Majority Vote

Except as otherwise expressly provided in this Agreement all decisions, consents and approvals of the Family Representatives required or permitted pursuant to this Agreement shall be determined by a simple majority of the votes cast by Family Representatives in their capacities as Family Representatives.

4.2 Number of Votes

(a)	So long as each of the Principals together with the Members of his/her Immediate Family shall collectively be holders, directly or indirectly, of at least 25% of the issued and outstanding MVS, each Family Representative shall have one vote at all meetings of Family Representatives; provided that if and for so long as all of the Principals are, or are represented by, a Family Representative and any Principal is the full time Chief Executive Officer (“CEO”), President and/or Chairman of the Board of the Corporation, the Principal who is CEO, or if no Principal is CEO, the Principal who is President of the Corporation, or if no Principal is President, the Principal who is the Chairman of the Board of the Corporation, shall have a second vote at all meetings of Family Representatives (the individual having such second vote being the “Designated Officer”) and provided further that if the Designated Officer who is entitled to a second vote as aforesaid has voluntarily resigned as a Family Representative, the Family Representative appointed by such Designated Officer shall have such second vote;

(b)	if any of the Principals together with the Members of his/her Immediate Family shall collectively be holders, directly or indirectly, of less than 25%, but shall be holders of at least 8%, of the issued and outstanding MVS, then, subject to Section 4.2(c)(iii), in lieu of the votes to which the Family Representatives would otherwise be entitled to pursuant to Section 4.2(c)(i), each Family Representative shall be entitled to that number of votes that attach to the MVS held by the Members of the Family Group who appointed such Family Representative.

(c)	If and for so long as:

(i)	at least one of the Principals is the Designated Officer; and

(ii)	the Designated Officer and/or Members of his/her Immediate Family are holders, directly or indirectly, of at least 20% of the issued and outstanding MVS; and

(iii)	the remaining Principals are then Family Representatives or there is then a Family Representative appointed by each of the remaining Principals who are not then themselves Family Representatives,

the Designated Officer or if she or he has voluntarily resigned as a Family Representative, the individual appointed as a Family Representative by the Designated Officer shall be entitled to the number of votes equal to the lesser of:

(A)	that number of votes that is equal the total number of votes of all of the other Family Representatives, other than the votes of any Additional Family Representative; and

(B)	twice the number of votes to which such Family Representative is otherwise entitled without regard to this Section 4.2(c).

(d)	If an Additional Family Representative is appointed in accordance with Section 3.3, that Additional Family Representative shall have one vote except in the case of an En Bloc Sale in respect of which such Additional Family Representative shall not have a vote.

ARTICLE 5

VOTING SHARES

5.1 Agreement re Voting

The Holders shall vote the Shares to give effect to the provisions of Section 5.2 and 5.3.

5.2 Directors of the Corporation

(a)

So long as each Family Group is the holder, directly or indirectly, in the aggregate of at least 16 2/3% of the issued and outstanding MVS, each Family Representative and any Additional Family Representative, shall be entitled to nominate an equal number of nominees for election to the board of directors of the Corporation so that, in the aggregate, the total number of votes able to be cast by the directors nominated by all of the Family Groups would constitute at least a majority, but as close to a simple majority as possible, of the votes able to be cast by all of the directors of the Corporation. For example, if the number of authorized directors of the Corporation is between 9 and 11 directors, each director is entitled to one vote at all meetings of directors and there are 3 Family Representatives who are entitled to nominate directors of the Corporation pursuant to this Agreement, each of such 3 Family Representatives is entitled to nominate 2 individuals for election to the board of directors of the Corporation and if the number of authorized directors of the Corporation is between 12 and 17 directors, each director is entitled to one vote at all meetings of directors and there are 3 Family Representatives who are entitled to nominate directors of the Corporation pursuant to this Agreement, each of such 3 Family Representatives is entitled to nominate 3 individuals for election to the board of directors of the Corporation.

(b)	If, and for so long as, a Family Group holds, directly or indirectly, in the aggregate at least 8% of the issued and outstanding MVS but less than 16 2/3% of the issued and outstanding MVS, the Family Representative who has been appointed by such Family Group shall only be entitled to nominate one individual for election to the board of directors of the Corporation.

(c)	If, and for so long as, a Family Group holds, directly or indirectly, in the aggregate less than 8% of the issued and outstanding MVS, the Family Representative who has been appointed by such Family Group shall not be entitled to nominate any individual for election to the board of directors of the Corporation.

(d)

If Section 5.2(b) and/or 5.2(c) applies, the Family Representatives who are entitled to nominate more than one individual for election to the board of directors of the Corporation pursuant to Section 5.2(a) shall also be entitled to nominate the additional number of individuals for election to the board of directors of the Corporation that cannot otherwise be nominated by Family Representatives referred to in Section 5.2(b) and/or 5.2(c) and if there are 2 or more Family Representatives entitled to nominate such additional individuals as directors, such additional nominations shall be made by agreement between such Family Representatives. If the Family Representatives entitled to nominate such additional directors can’t agree upon the additional individuals to be nominated within 5 Business Days after commencing to discuss the same, the determination of the individuals to be nominated shall be mediated pursuant to Article 18 and in the event that such mediation does not resolve the nominations within the time provided in Article 18, any of the Family Representatives entitled to nominate such additional individuals may give a notice to the remaining Family Representatives who are entitled to nominate such additional directors requiring an arbitration pursuant to Article 19 to determine such nominees.

(e)	Notwithstanding anything to the contrary in this Agreement, if, and for so long as, no Family Group holds, directly or indirectly, in the aggregate 8% or more of the issued and outstanding MVS, or if and for so long as all of the Family Groups hold, directly or indirectly, in the aggregate 8% or more, but no Family Group holds, directly or indirectly in the aggregate 16 2/3% or more of the issued and outstanding MVS, the provisions of Section 5.2(a) shall apply as though all of the Family Groups were the holders of at least 16 2/3% of the issued and outstanding MVS.

(f)	Notwithstanding anything in this Agreement, in making such nominations for election to the board of directors of the Corporation:

(A)	no individual who is a citizen of or subject of a country other than Canada or who is not resident of Canada may be nominated as a director of the Corporation without the unanimous consent of the Family Representatives who are at such time entitled to nominate directors of the Corporation;

(B)	no individual may be nominated as a director of the Corporation who, if elected would cause the Corporation or any of its Subsidiaries to breach any applicable Laws or any regulatory requirement of any Governmental Authority or whose election would result in any newspaper published or produced by the Corporation or by any of its Newspaper Subsidiaries not being a “Canadian newspaper” for the purposes of the Tax Act;

(C)	no individual may be nominated as a director of the Corporation who is the Spouse of any of the Principals or a Spouse of any of the Members of his/her Immediate Family;

(D)	no individual may be nominated as a director of the Corporation who

(1)	is then an employee of the Corporation or one of its Subsidiaries, except a Principal or a Member of his/her Immediate Family; or

(2)	would be placed in any material conflict of interest with the Corporation because of his occupation, investments or other activities;

without the unanimous consent of all of the Family Representatives who are at such time entitled to nominate directors of the Corporation.

(g)	The Holders shall vote the Shares to cause the individuals nominated by the Family Representatives for election as directors of the Corporation pursuant to this Section 5.2 to be nominated for election to the board of directors of the Corporation and to be elected as directors of the Corporation.

(h)	The Holders shall vote the Shares to elect as directors of the Corporation the other nominees proposed as directors of the Corporation set out in the Information Circular sent from time to time by the Corporation to its shareholders.

5.3 Other Matters Involving the Corporation

The Holders shall vote the Shares with respect to all matters that are submitted for a vote of the shareholders of the Corporation, other than the nomination and election of directors of the Corporation, in the manner determined by the Family Representatives.

ARTICLE 6

MEETINGS OF THE FAMILY REPRESENTATIVES

6.1 Convening Meetings

(a)	Upon receipt of a notice calling a meeting of the shareholders of the Corporation or of any instrument in writing to be signed by shareholders of the Corporation, the Holders shall forthwith deliver a copy of the same to the Family Representatives and any Family Representative may forthwith give a notice calling a meeting of the Family Representatives to be held as soon as reasonably practical but in any event prior to the meeting of the shareholders of the Corporation or the date by which such instrument is to be executed and delivered, as applicable, for the purpose of discussing the matters to be dealt with at such meeting or in such instrument and making decisions with respect to the voting of Shares with respect thereto. If possible, such meeting of the Family Representatives shall be held not less than 3 days before the date of the meeting of the shareholders or the date by which such instrument is to be executed and delivered.

(b)	Subject to Section 6.1(a), any two Family Representatives may call a meeting of the Family Representatives by notice given not less than 5 Business Days before the date of the meeting.

(c)	Any notice calling a meeting of Family Representatives shall set out the date and time of the meeting, the place of the meeting, the telephone number by which a Family Representative may participate in the meeting by telephone and shall itemize the matters to be addressed by the Family Representatives at such meeting and shall be accompanied by such additional material as may be reasonably required to enable the Family Representatives at such meeting to make an informed decision. Unless unanimously agreed upon by the Family Representatives present at a meeting, no matters may be addressed at such meeting other than the matters itemized in the notice of meeting.

(d)	A quorum for meetings of Family Representatives shall be all Family Representatives then in office present in person, by proxy or by telephone provided that if all of the Family Representatives are not present in person, by proxy or by telephone at the time of a meeting of Family Representatives, such meeting shall be adjourned to the same place for a period of 48 hours at which time, the Family Representatives then present, in person, by proxy or by telephone, shall be entitled to conduct the meeting and to vote in respect of the matters set out in the notice; provided that any matter which pursuant to this Agreement requires the consent or approval of all of the Family Representatives may not be consented to or approved at any such adjourned meeting unless all of the Family Representatives are present thereat in person or by proxy in favour of another Family Representative or by telephone.

6.2 Place of Meetings

All meetings of the Family Representatives shall be held in the City of Winnipeg unless all of the Family Representatives consent to a meeting of the Family Representatives being held elsewhere in Canada. All decisions of Family Representatives shall be taken by Family Representatives only in Canada.

6.3 Chair and Secretary

At each meeting of the Family Representatives, the Family Representatives present in person or by proxy or by telephone at a meeting shall elect from among themselves a chairman who shall act as chairman of the meeting provided that the chairmanship of the meetings shall be rotated among the Family Representatives so that each Family Representative shall in turn have an opportunity to chair a meeting. The chairman of the meeting, as such, shall not have a second or casting vote. The Family Representatives present in person or by proxy or by telephone at a meeting shall also appoint a secretary for such meeting who shall make minutes of the meeting and as soon as practical following such meeting, the appointed secretary of the meeting shall circulated a copy of the minutes to each Family Representative. The secretary of the meeting need not be a Family Representative.

6.4 Persons Present at Meeting

Family Representatives and the secretary of the meeting shall be the only Persons entitled to be present at a meeting of the Family Representatives provided that Family Representatives may, by majority vote, permit any individual to attend any meeting of the Family Representatives.

6.5 Resolutions in Writing

A resolution in writing signed by all of the Family Representatives shall be as valid as if it had been passed at a meeting of the Family Representatives.

6.6 Proxies

Any Family Representative may appoint another Family Representative, but no other Person, as his proxy to attend and vote on his behalf at a meeting of Family Representatives.

6.7 Telephone Attendance

A meeting of Family Representatives may be held by means of such telephone, electronic or other communication facilities as permit all individuals participating in the meting to communicate with each other simultaneously and instantaneously and a Family Representative participating in a meeting by such means shall be deemed to be present at that meeting.

ARTICLE 7

AUTHORITY AND INDEMNITY OF FAMILY REPRESENTATIVES

7.1 Advisors and Agents

The Family Representatives may employ and pay agents, including lawyers, bankers, accountants, investment advisors, underwriters, stockbrokers, trust companies or other agents and whether or not any of them is a Family Representative, whenever the Family Representatives determine by majority vote that it is advisable to do so. The Family Representatives shall not be responsible for the acts or defaults of any such agents so employed to transact any business or to undertake any act required to be transacted or done in the administration of this Agreement. The Family Representatives may act upon the written opinion obtained from any lawyer, chartered accountant or other professional advisor selected by them and the Family Representatives shall not be responsible for any loss, depreciation, damage or other consequence occasioned by acting or not acting in accordance with any such opinion.

7.2 Costs and Expenses

Each Family Group shall be responsible for and shall pay all costs, charges and expenses incurred by the Family Representative appointed by it. Each of the Family Groups shall be proportionately responsible on a pro rata basis, based on the portion that the number of MVS held, or considered to be held, by each Family Group bears to the number of MVS held, or considered to be held, by all Family Groups, for and shall pay all costs, charges and expenses incurred by each Additional Family Representative appointed pursuant to Section 3.3 and each Replacement Family Representative appointed pursuant to Section 3.11.

7.3 Fees and Remuneration

No Family Representative, other than an Additional Family Representative or a Replacement Family Representative, shall be entitled to any fees or other remuneration for acting as a Family Representative under this Agreement, provided that nothing herein shall preclude a Family Group from remunerating or compensating a Family Representative who represents such Family Group. If a Family Group shall appoint any individual who is not a Member of such Family Group to act as a Family Representative, other than pursuant to Section 3.3 and/or Section 3.11, such Family Group shall be solely responsible for any fees or other remuneration payable to such Family Representative.

7.4 Indemnity

(a)	Each Family Group shall indemnify and save harmless the Family Representative appointed by it from and against all Claims whatsoever which such Family Representative may pay, sustain, suffer, incur or be liable for arising from any action take or suffered or not take by such Family Representative with respect to the powers or rights conferred upon him pursuant to this Agreement.

(b)

The Family Groups shall proportionately on a pro rata basis, based on the portion that the number of MVS held by each Family Group bears to the number of MVS held by all Family Groups indemnify and save harmless each Additional Family Representative appointed pursuant to Section 3.3 and each Replacement Family Representative pursuant to Section 3.11 from and against all Claims whatsoever which such Additional Family Representative or Replacement Family

Representative, in each case solely in their capacity as a Family Representative, may pay, sustain, suffer, incur or be liable for arising from any action taken or suffered or not taken by such Family Representatives with respect to the powers or rights conferred upon them pursuant to his Agreement.

7.5 Members Liability

The members of a Family Group shall be jointly and severally liable to the other Parties and to the members of each of the other Family Groups with respect to all liabilities and obligations hereunder of the Family Group in which they are members.

ARTICLE 8

RESTRICTIONS ON TRANSFERS OF SHARES

8.1 No Transfers

Each Holder covenants that he will not Transfer any of the Shares legally or beneficially owned by him other than as permitted by, and in accordance with the terms of, this Agreement or except with the consent of all of the Family Representatives.

8.2 No Conversion

Each Holder covenants that he will not convert any MVS owned legally or beneficially by him to SVS except as permitted by, and in accordance with, the provisions of, this Agreement or except with the consent of all of the Family Representatives.

8.3 Permitted Corporations and Permitted Trusts

(a)	If a Person is or becomes the registered or beneficial owner of shares in the capital of a Permitted Corporation that is a Holder, such Person shall become a party to this Agreement and, so long as such Permitted Corporation is a Holder, shall not Transfer any of the shares of the Permitted Corporation which are legally or beneficially owned by him, otherwise than in accordance with this Agreement, except with the consent of all of the Family Representatives.

(b)

If a Permitted Trust becomes a Holder, the trustees of such Permitted Trust shall become parties to this Agreement and, so long as such Permitted Trust is a Holder, such Permitted Trust shall not Transfer any of such Shares, including by way of a distribution of Shares to beneficiaries, otherwise than in accordance with this Agreement, except with the consent of all of the Family Representatives, nor shall such Permitted Trust designate or otherwise authorize any Person to participate in the Permitted Trust as a beneficiary, if after giving effect thereto, such Permitted Trust would cease to be a Permitted Trust.

8.4 Prohibited Transfers

Notwithstanding anything to the contrary contained in this Agreement, no Holder may Transfer any Shares to any Person, and no Person who is the registered or beneficial owner of shares of a Permitted Corporation that is a Holder may Transfer any shares of that Permitted Corporation if:

(a)	following the completion of such Transfer, the aggregate number of votes attaching to the MVS held, directly or indirectly, by the Parties would be less than 55% of the aggregate number of votes attaching to all of the shares of the Corporation that may be cast at any general meeting of the shareholders of the Corporation, as determined by the Family Representatives, and for such purpose the aggregate number of votes attaching to all of the shares of the Corporation that may be cast at any general meeting of the shareholders of the Corporation shall be determined on a fully diluted basis on the assumption that all outstanding options and other rights to acquire shares that have been granted by the Corporation had been exercised, all securities or obligations issued by the Corporation that are convertible into Shares had been converted into Shares and all outstanding NVS or other securities of the Corporation that are convertible into Shares to which votes are attached have been converted; provided that this Section 8.4(a) shall not apply to prohibit an En Bloc Sale or a sale pursuant to a Take-over Offer or a Replacement Offer, in each case made in accordance with the terms of this Agreement;

(b)	such Person is a Competitor that is Materially Competitive with the Corporation or any of its Subsidiaries, as determined by the Family Representatives, provided that this Section 8.4(b) shall not apply to a Public Sale or an En Bloc Sale or a sale through the facilities of a stock exchange pursuant to Section 13.1 or a sale pursuant to a Take-over Offer or a Replacement Offer, in each case made in accordance with the terms of this Agreement;

(c)	such Transfer would result in such Holder or the Person effecting such Transfer being in a breach of Section 1 of the applicable Coattail Agreement;

(d)	such Transfer would cause the Corporation to be in breach of any Laws affecting the Corporation, or would result in any newspaper published or produced by the Corporation or by any of its Newspaper Subsidiaries not being a “Canadian newspaper” for the purposes of the Tax Act; or

(e)	in the case of a Transfer by such Holder of SVS resulting from the conversion of MVS, in his capacity as an Offeror pursuant to Section 12.1, such Holder or any Person not dealing at Arm’s Length with such Holder, has or will receive directly or indirectly any Collateral Benefit that will not be made available to the Offerees.

8.5 Blackout Policy

The Parties acknowledge that the Corporation has a policy, that it may amend from time to time, (the “Blackout Policy”) that prohibits its directors, officers and senior employees from taking certain actions or proceedings during certain times (the “Blackout Period”). Each Party agrees that he shall not at any time take or cause to be taken any action or proceeding or exercise any right to Transfer any Shares, or any shares of a Permitted Corporation that holds Shares, pursuant to this Agreement, that would constitute a breach of the Blackout Policy in place at such time. If the time otherwise provided in this Agreement for the taking of any action or proceeding or the exercise of any right shall fall within a Blackout Period a breach of the Blackout Policy, then such time for the taking of such action or proceeding or the exercise of such right shall be automatically extended by the number of days during the relevant Blackout Period during which such Holder might otherwise have been entitled to take any action or proceeding or to exercise any right.

ARTICLE 9

TRANSFERS TO MEMBERS OF HIS/HER IMMEDIATE FAMILY

9.1 Transfers of Shares

(a)	Each Holder, who is not in default under the provisions of this Agreement, shall have the right, subject to Section 8.4 and 8.5 and subject to compliance with Section 9.1(b) and the applicable provisions of all Laws, but without the consent of the Family Representatives, to transfer all or any of his Shares to the Principal of the Family Group of which such Holder is a member and/or to any Member or Members of the Immediate Family of such Principal.

(b)	No Transfer referred to in Section 9.1(a) shall be permitted or be valid until (i) notice thereof has been given by such Holder to the Family Representatives and (ii) the Principal and/or the Member or Members of his/her Immediate Family who is to acquire such Shares has become a party to this Agreement, by execution and delivery of a written assumption agreement in form and substance satisfactory to the Family Representatives, acting reasonably, and if the Transferee includes a Permitted Corporation or a Permitted Trust, until the registered and beneficial shareholders of such Permitted Corporation, or the trustees of such Permitted Trust, as applicable, have become parties to this Agreement, by execution and delivery of a written assumption agreement in form and substance satisfactory to the Family Representatives, acting reasonably, at which time such Principal and/or Member or Members of his/her Immediate Family shall be entitled to all the rights and subject to all of the obligations of the Holder, with respect to such Shares.

(c)

Notwithstanding any Transfer permitted by Section 9.1(a) as between the Holder of such Shares and the other Parties, the Holder shall remain liable as principal obligor under all covenants on his part contained herein and the Holder hereby unconditionally and irrevocably guarantees to the other Parties, the due performance by each transferee that acquires Shares of all of such transferee’s obligations under this Agreement. This guarantee is unconditional and may be enforced against the Holder without requiring the other Parties first to proceed against such transferee or to proceed against or exhaust any security held or to pursue any other remedy whatsoever. Such Holder hereby authorizes the other Parties to renew, compromise, extend, accelerate or otherwise change the time for payment, or any term relating to the performance, of any obligations of such transferee under this Agreement and no such action shall release such Holder from, or otherwise lessen the obligation of such Holder under, the within guarantee and such Holder hereby waives demand for performance and notice of acceptance of this guarantee by the other Parties.

9.2 Transfers of Shares of a Permitted Corporation

(a)	Each Person who becomes the registered or beneficial owner of shares in a Permitted Corporation that is a Holder and who is not in default under the provisions of this Agreement shall have the right, subject to Sections 8.4 and 8.5 and to compliance with Section 9.2(b) and the applicable provisions of all Laws, but without the consent of the Family Representatives, to transfer all or any of his shares of such Permitted Corporation to the Principal of the Family Group of which such Person is a member and/or to any other Member of the Immediate Family of such Principal.

(b)	No Transfer referred to in Section 9.2(a) shall be permitted or be valid until (i) notice thereof has been given by such transferring shareholder to the Family Representatives and (ii) until the Principal and/or the Member or Members of his/her Immediate Family who is to acquire such shares have become a party to this Agreement, by execution and delivery of a written assumption agreement in form and substance satisfactory to the Family Representatives, and if the transferee includes another Permitted Corporation or a Permitted Trust until all of the registered and beneficial shareholders of such other Permitted Corporation, or the trustees of such Permitted Trust, as applicable, have become parties to this Agreement, by execution and delivery of a written assumption agreement in form and substance satisfactory to the Family Representatives, acting reasonably, at which time such Principal and/or Member or Members of his/her Immediate Family shall be entitled to all of the rights and subject to all of the obligations of the transferring shareholder with respect to such shares of such corporation.

(c)	Notwithstanding any Transfer permitted by Section 9.2(a), as between the transferring holder of shares of such Permitted Corporation and the other Parties, the transferring holder shall remain liable as principal obligor under all covenants on his part contained herein and the transferring shareholder hereby unconditionally and irrevocably guarantees to the other Parties the due performance by each transferee of all of such transferee’s obligations under this Agreement. This guarantee is unconditional and may be enforced against the transferring shareholder without requiring the other Parties first to proceed against the acquiror or to proceed against or exhaust any security held or to pursue any other remedy whatsoever. The transferring shareholder hereby authorizes the other Parties to renew, compromise, extend, accelerate or otherwise change the time for payment, or any term relating to the performance, of any obligations of the transferee under this Agreement and no such action shall release the transferring shareholder from, or otherwise lessen the obligation of the transferring shareholder under, the within guarantee and the transferring shareholder hereby waives demand for performance and notice of acceptance of this guarantee by the other Parties.

9.3 Restrictions on Permitted Corporations

(a)	No Party who is the registered or beneficial owner of shares in any Permitted Corporation that is a Holder shall, without the consent of all of the Family Representatives cause or permit such Permitted Corporation to issue any additional shares or securities convertible into shares of such Permitted Corporation or warrants or rights to acquire any shares of such Permitted Corporation to any Person other than, subject to 9.3(b), to such Party or to the Principal of the Family Group of which such Party is a member or to a Member or Members of the Immediate Family of such Principal.

(b)	No Permitted Corporation shall issue any shares or securities convertible into shares of such Permitted Corporation or warrants or rights to acquire any shares of such Permitted Corporation if such action would result in any newspaper published or produced by the Corporation or by any of its Newspaper Subsidiaries not being a “Canadian newspaper” for the purposes of the Tax Act.

(c)	No issuance of additional shares or securities convertible into shares or warrants or rights to acquire any shares of such Permitted Corporation shall be permitted or be valid or effective unless (i) such shares or securities have been issued in compliance with Sections 9.3(a) and (b) and (ii) until notice thereof has been given to the Family Representatives and where shares are issued to the Principal of the Family Group of which such Party is a member and/or to a Member or Members of the Immediate Family of such Principal, until such Principal and/or such Member of Members of his/her Immediate Family have become parties to this Agreement, by execution and delivery of a written assumption agreement in form and substance satisfactory to the Family Representatives, acting reasonably, in which event such Principal and/or Member of Members shall be entitled to all of the rights and be subject to all of the obligations of a shareholder of such Permitted Corporation.

(d)	Notwithstanding compliance with Section 9.3(c), as between the Person who was the registered or beneficial owner of shares in such Permitted Corporation prior to any such issue of shares or securities and the Parties, such Person shall remain liable as principal obligor under all covenants on his part contained herein and such Person hereby unconditionally and irrevocably guarantees to the other Parties the due performance by the Principal and/or such Member or Members of his/her Immediate Family that acquires shares or securities of all of their obligations under this Agreement. This guarantee is unconditional and may be enforced against such Person without requiring the other Parties first to proceed against the acquiror or to proceed against or exhaust any security held or to pursue any other remedy whatsoever. Such Person hereby authorizes the other Parties to renew, compromise, extend, accelerate or otherwise change the time for payment or any term relating to the performance of any such obligations and no such action shall release the Holder from, or otherwise lessen the obligation of the Holder under, the within guarantee and hereby waives demand for performance and notice of acceptance of this guarantee by the other Parties hereto.

(e)	The articles, by-laws or other constating documents for a Permitted Corporation shall provide that no Person may be a chairperson, director, officer or shareholder of the Permitted Corporation so long as the Permitted Corporation holds, directly or indirectly, any voting securities of the Corporation if the result of such Person being a chairperson, director, officer or shareholder of the Permitted Corporation would be that any newspaper published or produced by the Corporation or by any of its Newspaper Subsidiaries would not be a “Canadian newspaper” for the purposes of the Tax Act.

9.4 Restriction on Reorganizations by a Permitted Corporation

No registered or beneficial owner of shares in any Permitted Corporation that is a Holder shall, while such Permitted Corporation is a Holder, cause or permit such Permitted Corporation to effect or take part in any amalgamation, merger, reorganization, arrangement or other transaction or proceeding, the effect of which would be that either:

(a)	a Principal and the Members of his/her Family Group would hold less than 100% of the issued shares in the capital of the resulting body corporate outstanding at all times and of all rights to any unissued shares of such resulting body corporate;

(b)	any newspaper published or produced by the Corporation or any of its Newspaper Subsidiaries would not be a “Canadian newspaper” for the purposes of the Tax Act;

(a “Corporate Reorganization”); provided that a Permitted Corporation may effect or take part in a Corporate Reorganization with the consent of all of the Family Representatives. Each Permitted Corporation as a Holder covenants and agrees that it will not effect or take part in any Corporate Reorganization which would have the effect of breaching this Section 9.4.

9.5 Restrictions on Permitted Trusts

No trustees of a Permitted Trust that is a Holder shall authorize, acquiesce in or suffer or permit any amendment or change to the documents under which such trust is established, the effect of which would be that such Permitted Trust would cease to be a Permitted Trust. The terms of the trust declaration, indenture, agreement or other constating documents for a Permitted Trust shall provide that no Person may be a trustee thereof or beneficiary thereunder so long as the trust holds, directly or indirectly, any voting securities of the Corporation if the result of such Person being a trustee or beneficiary would result in any newspaper published or produced by the Corporation or by any of its Newspaper Subsidiaries not being a “Canadian newspaper” for the purposes of the Tax Act.

ARTICLE 10

PERMITTED TRANSFERS OF SHARES

10.1 Transfers of Shares

No Holder may Transfer any of the Shares legally or beneficially owned by him, and no Person who is the registered or beneficial holder of shares of a Permitted Corporation that is a Holder may Transfer any of the shares of that Permitted Corporation, otherwise than in accordance with and on the terms and conditions set forth in Sections 8.3(a), 9.1 and 9.2 or this Article 10 or in Articles 11, 12, 13, 14 or 16, without the unanimous consent of the Family Representatives.

10.2 Transfers of SVS

Subject to Sections 8.4 and 8.5, at any time or times any Holder may sell any SVS that he then owns provided, however, that no Holder may convert any MVS then held by him to SVS for such purpose otherwise than in accordance with Sections 10.3 or 13.1 or Article 12.

10.3 Transfers of less than 1% of MVS after Conversion to SVS and/or NVS

Subject to Sections 8.4(a), 8.4(c), 8.4(d), 8.5, 14.1(b) and 16.2(h), any member or members of any one or more of the Family Groups who is a Holder may convert, at any time or times during any consecutive 12 month period, up to an aggregate of 1% of the MVS held by all of the Family Groups at the commencement of such 12 consecutive month period, as determined by the Family Representatives, (the “Maximum Number”), into SVS and/or NVS solely for the purpose of selling such SVS and/or NVS through the facilities of a stock exchange on which the SVS and/or NVS are listed and posted for trading, subject to the following conditions:

(a)	The members of any Family Groups who are Holders and who wish to convert MVS and sell the SVS and/or NVS resulting from such conversion (the “Initial Sellers”) shall deliver to the other Holders and to the Family Representatives, a notice of their intention to sell SVS and/or NVS resulting from the conversion of MVS setting out therein the number of MVS they wish to convert for the purposes of sale in accordance with this Section 10.3 (a “Sale Notice”);

(b)	The aggregate value of the SVS and/or NVS to be obtained upon the conversion of the MVS and sold pursuant to this Section 10.3 in any particular 12 month period, including the Shares proposed to be sold in the Sale Notice, determined by multiplying the average of the closing prices of the SVS and/or NVS on the stock exchange on which the SVS or NVS had the highest aggregate trading volume for each of the 20 trading days ending immediately prior to the date of the Sale Notice for which there was a closing price by the number of SVS and NVS being offered for sale, must be less than the Maximum Value;

(c)	The Initial Sellers shall have received a notice from the Family Representatives confirming that the MVS proposed to be converted pursuant to the Sale Notice when taken together with all other MVS that have been converted by members of Family Groups for the same purpose within the preceding 12 months collectively do not exceed the Maximum Number and that the value of the SVS and/or NVS into which such MVS are to be converted when taken together with the value of the Shares sold under this Section 10.3 during the preceding 12 months is less than the Maximum Value.

(d)	Sale Notices given by Initial Sellers to Family Representatives shall be dealt with on a first come, first served basis and if any Sale Notice provides for the conversion of MVS that are in excess of the Maximum Number and/or Maximum Value, the Family Representatives may permit the conversion of a lesser number of MVS provided that such lesser number when taken together with all Shares previously sold pursuant to this Section 10.3 during the same 12 month period is less than the Maximum Number and the value of such lesser number of MVS, as determined pursuant to Section 10.3(b) when taken together with all Shares previously sold pursuant to this Section 10.3 during the same 12 month period does not exceed the Maximum Value.

10.4 Pledge of MVS to Third Party Lender

Subject to Sections 8.4, 8.5, 14.1(b) and 16.2(h), any Holder may pledge any of the MVS of which he is then the Holder to any Canadian or foreign chartered bank or trust company or other financial institution selected by them having a credit rating of A or better for its public senior debt according to Standard and Poor’s most current Global Rating Handbook and with whom the Holder deals on an Arm’s Length basis (the “Lender”), subject to the following terms and conditions:

(a)	Such Holder shall deliver to the Family Representatives a notice of his intention to pledge MVS registered in his name in accordance with this Section 10.4 (a “Pledge Notice”) setting out the number of MVS he wishes to pledge (the “Pledged Shares”), the name of the financial institution and the amount of the loan and shall provide such evidence as the Family Representatives may reasonably request to confirm that Sections 8.4 and 8.5 will not be breached as a consequence of such pledge;

(b)	The maximum principal amount of the loan in respect of which MVS may be pledged as security at any time shall not exceed 50% of the value of the equivalent number of SVS into which such MVS may be converted determined by multiplying the average of the closing prices of the SVS on the stock exchange in which the SVS had the highest aggregate trading volume for each of the 20 trading days immediately prior to the date of advance of the loan for which there was a closing price by the number of SVS represented by the Pledged Shares;

(c)	The Holder shall have received a notice from the Family Representatives confirming that the loan for which the MVS are proposed to be pledged does not exceed 50% of the value of the Pledged Shares and that there is no relevant Blackout Period that would restrict such pledge;

(d)	Prior to the pledge of such MVS, the Holder, the Lender, the Family Representatives and the other Holders shall have entered into an agreement in form and substance satisfactory to the Family Representatives and the other Holders, acting reasonably, that provides, inter alia, that:

(i)	if there is a default by the Holder under the loan arrangements, the Lender shall give notice of such default, forthwith after becoming aware of it, to the Family Representatives and to the other Holders;

(ii)	prior to taking any measures to realize upon the Pledged Shares, if the Lender proposes to sell any of the MVS that are Pledged Shares the Lender shall give a written offer of sale (“Lender’s Offer”) to the other Holders for all of such pledged MVS which shall be open for acceptance by the other Holders in whole or in part as hereinafter provided, for a period of not less than 60 days, at a price per share equal to the average of the closing prices of the SVS on the stock market on which the SVS are traded that has the highest aggregate volume of trades in such shares for each of the 20 trading days immediately prior to the date of the Lender’s Offer on which there was a closing price. The Lender’s Offer shall specify the time and date for completion of the sale which shall be a Business Day which is not less than 10 Business Days following the end of the 60 day period set for acceptance of such Lender’s Offer at such place in the City of Winnipeg as the Lender may set out in the Lender’s Offer. The Lender’s Offer shall provide that the purchase price for the MVS being offered for sale shall be paid in cash, by certified cheque or by wire transfer on the date set for closing. The Lender’s Offer may be accepted in whole or in part, at the option of the other Holders;

(iii)	any acceptance of the Lender’s Offer shall be conditional upon the Holders who accept the Lender’s Offer obtaining within 30 days after the delivery of the Lender’s Offer either (a) a legal opinion satisfactory to them that such acceptance and the completion of the sale resulting therefrom will not be a take-over bid or will be an exempt take-over bid under applicable law or (b) such exemption as, in the reasonable opinion of such Holder’s counsel, is required to exempt such other Holders from any obligation to make a take-over bid to all holders of MVS and/or any other securities of the Corporation;

(iv)	if the Holders are unable to obtain the legal opinion or exemption referred to in Section 10.4(d)(iii), at the option of the Holders wishing to accept the Lender’s Offer which must be exercised within 5 Business Days after such Holders have determined that no legal opinion or exemption is available, the Lender and the Holders wishing to accept the Lender’s Offer shall use their commercially reasonable efforts to revise the Lender’s Offer in a manner acceptable to the Lender and such Holders, otherwise than by way of a reduction in the purchase price, so that the acceptance of the Lender’s Offer and the completion of the sale resulting therefrom by such Holders will not obligate such Holders to make a take-over bid under applicable law to all holders of MVS and/or other securities of the Corporation. If the obligation to make a take-over bid to all holders of MVS and/or any other securities of the Corporation may be avoided by the purchase by the Holders from 5 of fewer Persons, then the Lender and the Holders shall revise the Lender’s Offer to effect the purchase of MVS from the 5 persons who have the highest number of pledged MVS. If the Lender and the Holders are otherwise unable to agree upon an alternative form of offer that will not create an obligation by the Holders to make a take-over bid to all of the holders of MVS and/or other securities of the Corporation on or before the expiry date of the Lender’s Offer, the Holders may either accept the Lender’s Offer and make the requisite take-over bid or they may not accept the Lender’s Offer;

(v)

each of the other Holders who accept the Lender’s Offer shall be entitled to purchase such number of the pledged MVS as such Holders may agree, and failing agreement each of such Holders shall be entitled to purchase the pledged MVS on a pro rata basis in the proportions that the number of MVS registered in the name of each such Holder bears to the total number of MVS registered in the names of all of such Holders. If any such Holder does not wish to purchase all of the pledged MVS to which he is entitled, then the others of such Holders may purchase the pledged MVS that such Holder does not wish to purchase in such proportions as they may agree and, failing agreement, on a pro rata basis in the proportions that the number of MVS registered in the name of each such other Holder who wishes to purchase such additional pledged MVS bears to the total number of MVS registered in the names of all such other Holders who wish to purchase such additional MVS;

(vi)	if all of the Pledged Shares are not purchased by the other Holders pursuant to the Lender’s Offer and if the purchase price to be paid by the other Holders who have accepted the Lender’s Offer for the MVS being purchased by them does not satisfy the obligations of the borrower to the Lender, then following the completion of the purchase and sale of the MVS by the Lender to the other Holders who have accepted the Lender’s Offer, if any, the Lender shall promptly convert to SVS and/or NVS all of the remaining pledged MVS prior to the Lender taking any other steps to effect a realization of the Lender’s security;

(vii)	while the MVS are pledged to the Lender, all of the voting rights attaching to such MVS shall be exercised solely by the Holder of such MVS in accordance with the terms of this Agreement until such MVS have been converted to SVS and/or NVS.

ARTICLE 11

PRIVATE SALES

11.1 Right of First Refusal

(a)

Subject to Sections 11.2(c), 14.1(b) and 16.2(h), if any member of a Family Group who is a Holder (the “Offeror”) receives a bona fide written offer (the “Offer”) from any Person dealing at Arm’s Length with all members of such Offeror’s Family Group (the “Arm’s Length Buyer”), to purchase all or any part of the SVS and/or NVS that would result from the conversion of MVS held by the Offeror (the “Converted Shares”) for a purchase price to be paid in cash or by the debt of the Arm’s Length Buyer, which is acceptable to the Offeror, the Offeror shall (the “Second Offer”) offer to sell to the other Holders (the “Offerees”) such number of MVS that would have been converted to create the number of Converted Shares to be sold pursuant to the Offer. The price for the

MVS in the Second Offer shall be the price offered by the Arm’s Length Buyer for the Converted Shares, and save as herein provided, the Second Offer shall be on the same terms and conditions as are contained in the Offer. The Second Offer shall fix the maximum number of MVS to be sold as the maximum number of Converted Shares to be sold pursuant to the Offer. If the Offer is for a fixed number of Converted Shares, the Offerees may only accept the Second Offer for such number of MVS as is fixed in the Second Offer; but if the Offer is to purchase all or any part of the number of the Converted Shares resulting from the conversion of MVS, then the Offerees may accept the Second Offer for all or any part of the MVS which are the subject of the Second Offer. The Second Offer shall be accompanied by a true copy of the Offer. The Second Offer shall be irrevocable except with the written consent of the Offerees and shall be open for acceptance by written notice delivered by the Offerees who wish to accept the Second Offer for a period of 30 days from the date upon which the Second Offer was given to the Offerees by the Offeror.

(b) (i)	Any acceptance of the Second Offer shall be conditional upon the Offerees who accept the Second Offer (the “Accepting Offerees”) obtaining within 30 days after the acceptance of the Second Offer either (A) a legal opinion satisfactory to them that such acceptance and the completions of the sale resulting therefrom will not be a take-over bid or will be an exempt take-over bid under applicable law or (B) such exemption as, in the reasonable opinion of such Accepting Offerees’ counsel, is required to exempt such Accepting Offerees from any obligation to make a take-over bid to all holders of MVS and/or any other securities of the Corporation.

(ii)

If the Accepting Offerees are unable to obtain the legal opinion or exemption referred to in Section 11.1(b)(i) at the option of the Accepting Offerees which must be exercised within 5 Business Days after such Accepting Offerees have determined that no legal opinion or exemption is available, the Offeror and the Accepting Offerees shall use their commercially reasonable efforts to revise the Second Offer in a manner acceptable to the Offeror and the Accepting Offerees, otherwise than by way of a reduction in the purchase price, so that the acceptance of the Second Offer by the Accepting Offerees and the completion of the sale resulting therefrom will not obligate the Accepting Offerees to make a take-over bid under applicable law to all holders of MVS and/or other securities of the Corporation. If the obligation, to make a take-over bid to all holders of MVS and/or any other securities of the Corporation may be avoided by the purchase by the Accepting Offerees from 5 or fewer Persons, then the Offeror and the Accepting Offerees shall revise the Second Offer to effect the purchase of MVS from the 5 Persons comprising the Offeror who have the greatest number of MVS. If the Offeror and the Accepting Offerees are otherwise unable to agree upon an alternative form of Second Offer that will not create an obligation by the Accepting Offerees to make a take-over bid to all of the holders of MVS and/or other securities of the Corporation, then the Accepting Offerees may either accept the Second Offer and make the requisite take-over bid or they may reject the Second Offer.

(c)

If the Second Offer is for a fixed number of MVS, each Accepting Offeree shall be entitled to purchase such number of the MVS in such proportions as the Accepting Offerees may agree, and failing agreement, on a pro rata basis in the proportion that the number of MVS registered in the name of each Accepting Offeree bears to the total number of MVS registered in the names of all of the Accepting Offerees. If the Second Offer permits the Accepting Offerees to purchase all or any part of the MVS, each Accepting Offeree shall be entitled to purchase such number of the MVS as the Accepting Offerees may agree, and failing agreement, each Accepting Offeree shall be entitled to purchase MVS on a pro rata basis in the proportion that the number of MVS registered in the name of such Accepting Offeree bears to the number of MVS registered in the names of all of the Accepting Offerees. If any Accepting Offeree does not wish to purchase all of the MVS to which he is entitled, then the other Accepting Offerees may purchase the MVS that such Accepting Offeree does not wish to purchase in such proportions as they may agree and, failing agreement, on a pro rata basis in the proportion that the number of MVS registered in the name of each such other Accepting Offeree who wishes to purchase such MVS bears to the total number of MVS registered in the names of all such other Accepting Offerees.

(d)	If, during the time limited for acceptance of the Second Offer, none of the Accepting Offerees shall have accepted the Second Offer or if the Accepting Offerees shall have accepted the Second Offer to purchase less than all of the MVS offered to them, then subject to Sections 8.4, 8.5, 11.2, 11.3, 14.1(b) and 16.2(h), the Offeror shall be entitled to sell to the Buyer in accordance with the Offer the Converted Shares or such of them as shall remain after giving effect to the sale of MVS to the Accepting Offerees pursuant to the Second Offer. The Family Representatives shall be entitled to require the Offeror to deliver to them such evidence that the sale will take place in accordance with the Offer as they may consider advisable, acting reasonably.

(e)	If the sale of Converted Shares referred to in Section 11.1(d) is not completed pursuant to the Offer within 90 days after the date of delivery of the Second Offer to the Offerees, no sale of the Converted Shares shall be made without again complying with the terms of this Section 11.1.

(f)	If the Second Offer is accepted by the Accepting Offerees, the Offeror shall, subject to Sections 8.4, 8.5, 14.1(b) and 16.2(h), sell and the Accepting Offerees shall purchase the MVS, upon the terms and conditions contained in the Second Offer.

(g)	The closing of the transaction of purchase and sale pursuant to the Second Offer shall take place at the Place of Closing at the Time of Closing on the date which is the latest of:

(i)	the date set out in the Offer;

(ii)	the date which is 15 days after the date of acceptance of the Second Offer; or

(iii)	if the opinion of counsel is required pursuant to Section 11.1(b)(i), the date which is 5 Business Days following the receipt of such opinion.

(h)	If the consideration in the Offer consists of debt of the Arm’s Length Buyer, the debt of the Accepting Offerees shall be deemed to be identical to the debt of the Arm’s Length Buyer. If the Offer provides for security in respect of the debt of the Arm’s Length Buyer, the Accepting Offerees shall secure their debt with a letter of credit in an amount and/or terms equivalent to the security to be granted by the Arm’s Length Buyer.

11.2 Third Party Replacement Offer

(a)	Subject to Sections 14.1(b) and 16.2(h), if none of the Offerees wish to accept the Second Offer, any of the Offerees may deliver to the Offeror, within the time limited for the acceptance of the Second Offer, a cash offer (the “TP Offer”) of a third party, acceptable to the Offerees (the “Third Party”) to purchase the MVS which would have been converted into Converted Shares for sale to the Arm’s Length Buyer, or to purchase the Converted Shares that would otherwise have been sold to the Arm’s Length Buyer, and otherwise on terms and conditions at least as favourable to the Offeror as those contained in the Offer. The provisions of Section 11.1, other than Section 11.1(b)(i), shall apply mutatis mutandis to the TP Offer.

(b)	The Offeror shall, subject to Section 8.4, 8.5, 14.1(b) and 16.2(h), forthwith accept any TP Offer delivered to the Offeror in accordance with Section 11.2(a) and shall complete the sale to the Third Party in accordance with the TP Offer.

(c)	If the Third Party defaults under the TP Offer and fails to complete the transaction resulting from the acceptance by the Offeror of the TP Offer and if the Offeror shall obtain another offer from an Arm’s Length Buyer for the Converted Shares within 6 months from the date set for the closing in the TP Offer, then the Offeror shall not be obliged to make a Second Offer pursuant to Section 11.1 in relation to such other offer.

(d)	If the aggregate purchase price paid by the Third Party to the Offeror for the MVS or the Converted Shares of the Offeror, as the case may be, exceeds that offered by the Arm’s Length Buyer, the Offeror shall pay one-half of the amount of such excess in cash to the Offerees on the date of closing of the sale pursuant to the TP Offer as a finders fee; such amount to be paid to the Offerees on a pro rata basis in the proportion that the number of MVS held by each Offeree bears to the number of MVS held by all of the Offerees.

11.3 Initial Piggyback Rights

(a)	Notwithstanding the provisions of Section 11.1 and Section 11.2 but subject to Sections 8.4, 8.5, 14.1(b) and 16.2(h), if:

(i)	the Offeror would otherwise be entitled to sell any Converted Shares to the Third Party Buyer pursuant to the Offer in accordance with Section 11.1; and

(ii)	the Offerees have not caused a TP Offer to be delivered within 30 days after the date upon which the Second Offer was delivered to the Offerees by the Offeror;

any of the Offerees who have not accepted the Second Offer (the “Remaining Offerees”) may give notice (the “Second Notice”) to the Offeror within the time provided for the acceptance of the Second Offer, requiring the Offeror to cause SVS and/or NVS resulting from the conversion of MVS by such Remaining Offerees to be sold to the Third Party Buyer on the same terms and conditions as are contained in the Offer.

(b)	The Offeror and each Remaining Offeree who has given a Second Notice to the Offeror shall be entitled to sell to the Third Party Buyer that number of SVS and/or NVS not exceeding in the aggregate the total number of SVS and NVS being sold to the Third Party Buyer pursuant to the Offer that the number of MVS registered in the name of the Offeror and each such Remaining Offeree bears to the aggregate number of MVS that are registered in the names of the Offeror and all of the Remaining Offerees.

(c)	Notwithstanding anything herein, no Offeror shall be entitled to effect a sale of Converted Shares pursuant to Section 11.1 if a notice has been given pursuant to Section 11.3(a) without giving effect to any sales required to be carried out in accordance with this Section 11.3.

ARTICLE 12

PUBLIC SALES

12.1 Proposed Offering

Subject to Sections 14.1(b) and 16.2(h) and provided that the same shall not constitute a breach of the applicable Coattail Agreement:

(a)	If a member or members of any Family Group (collectively, the “Seller”) wish to offer for sale any SVS and/or NVS that would result from the conversion of MVS held by such Persons (the “Sale Shares”) having an aggregate value, determined by multiplying the average closing price of the SVS and/or NVS on the stock exchange on which the SVS or NVS had the highest aggregate trading volume for each of the 20 trading days immediately prior to the date of the Sale Offer, as hereinafter defined, on which there was a closing price by the number of Sale Shares, that is not less than the Maximum Value, by way of a Secondary Offering or otherwise through the facilities of a stock exchange upon which such Sale Shares are listed and posted for trading (a “Public Sale”), then subject to the provisions of Sections 8.4(a), 8.4(c), 8.4(d), 8.4(e), 8.5, 14.1(b) and 16.2(h) and the provisions of this Section, the Seller shall have the right to do so.

(b)	Prior to proceeding with a Public Sale the Seller shall offer to sell (the “Sale Offer”) to the other Holders (the “Buyers”) all or any part of the MVS that would otherwise be converted into the Sale Shares (the “Sale Offer Shares”), at a price per share equal to the average closing price of the SVS and/or NVS on the stock exchange on which the SVS and/or NVS had the highest aggregate trading volume for the 20 consecutive trading days immediately prior to the date of the Sale Offer (the “Sale Price”) to be paid in cash at the time of closing.

(c)	The Sale Offer shall not be revocable except with the written consent of the Buyers and shall be open for acceptance by a written notice delivered by the Buyers wishing to accept the Sale Offer (the “Accepting Buyers”), for a period of 30 days after the date upon which the Sale Offer was delivered to the Buyers by the Seller.

(d)	If any of the Buyers wish to accept the Sale Offer, they shall do so by a written notice to the Seller (the “Acceptance”).

(e)	Any acceptance of the Sale Offer shall be conditional upon the Accepting Buyers obtaining either (A) a legal opinion satisfactory to them that such acceptance and the completion of the sale resulting therefrom will not be a take-over bid or will be an exempt take-over bid under applicable law or (B) such exemption as, in the reasonable opinion of the Accepting Buyers’ counsel, may be required for them to be exempt from any obligation to make a take-over bid to all holders of MVS and/or any other securities of the Corporation.

(f)	If the Accepting Buyers are unable to obtain the legal opinion or exemption referred to in Section 12.1(e) the Seller and the Accepting Buyers shall use their commercially reasonable efforts to revise the Sale Offer in a manner acceptable to the Seller and the Accepting Buyers so that the acceptance of the Sale Offer by the Accepting Buyers and the completion of the sale resulting therefrom will not obligate the Accepting Buyers to make a take-over bid to all holders of MVS and/or other securities of the Corporation under applicable law. If the obligation to make a take-over bid to all of the holders of MVS and/or any other securities of the Corporation may be avoided by the purchase by the Accepting Buyers from 5 or fewer Persons, then if the Seller comprises more than 5 Holders, the Seller and the Accepting Buyers shall revise the Sale Offer to effect the purchase of Sale Shares from the 5 Persons comprising the Seller that hold the greatest number of MVS available for purchase pursuant to the Sale Offer. If the Seller and the Accepting Buyers are otherwise unable to agree upon an alternative form of Sale Offer that will not create an obligation by the Accepting Buyers to make a take-over bid to all of the holders of MVS and/or other securities of the Corporation, then the Accepting Buyers may either accept the Sale Offer and make the requisite take-over bid or they may reject the Sale Offer.

(g)	The Accepting Buyers may accept the Sale Offer for such number of Sale Offer Shares as the Accepting Buyers shall advise the Seller in the Acceptance, which may be for all or less than all of the Sale Offer Shares. If the Sale Offer is accepted by the Accepting Buyers or one or more of them, in whole or in part, then, subject to Sections 8.4, 8.5, 14.1(b) and 16.2(h), the Seller shall sell and the Accepting Buyers accepting the Sale Offer shall purchase the Sale Offer Shares accepted by the Accepting Buyers pursuant to the Acceptance.

(h)	If the Accepting Buyers deliver an Acceptance to purchase all of the Sale Offer Shares, the Sale Offer Shares shall be purchased in such proportions as the Accepting Buyers agree, and failing agreement, on a pro rata basis in the proportion that the number of MVS registered in the name of each Accepting Buyer bears to the total number of MVS registered in the names of all of the Accepting Buyers; but if any Accepting Buyer does not wish to purchase all of the Sale Offer Shares, to which he is entitled, then the other Accepting Buyers may purchase the Sale Offer Shares that such Accepting Buyer does not wish to purchase in such proportions as they may agree and failing agreement on a pro rata basis in the proportion that the number of MVS registered in the name of each such Accepting Buyer who wishes to purchase such Sale Offer Shares bears to the total number of MVS registered in the names of all such Accepting Buyers.

(i)	The closing of the transaction of purchase and sale pursuant to the Sale Offer shall take place at the Place of Closing at the Time of Closing on the date which is the 90 days after the acceptance of the Sale Offer or such earlier date as the Buyers shall notify the Seller in writing.

(j)

At the closing of the purchase and sale of the Sale Shares, the Accepting Buyers shall pay the Sale Price for each of the Sale Offer Shares being purchased, in cash or by certified cheque, together with interest thereon at the Prime Rate calculated from the date of receipt of the Acceptance to the Date of Closing. Subject to closing, from and after the date of the Sale Offer, all dividends, distributions and other benefits of ownership of the Sale Shares shall accrue for the benefit of the Accepting Buyers and, to the extent any are paid or delivered prior to closing the Sale Offer, the Sale Price shall be reduced by the amount of any cash payments received by the Seller with respect to the Sale Shares and any other benefits shall be delivered by the Seller to the Accepting Buyers on closing.

(k)	If none of the Buyers has delivered an Acceptance to the Seller within the said 30 day period, the Buyers shall be deemed to have rejected the Sale Offer and subject to Sections 8.4, 8.5, 12.3 and 12.4, the Seller shall be entitled to sell the Sale Shares by way of a Public Sale.

(l)	If, during the time limited therefor, the Buyers or some of them shall have delivered Acceptances to the Seller for less than the total number of Sale Offer Shares, then, subject to sections 8.4, 8.5, 12.3 and 12.4 the Seller shall be entitled to sell the remaining Sale Offer Shares by way of Public Sale irrespective of whether such remaining Sale Offer Shares have an aggregate value of less than the Maximum Amount.

12.2 Public Sales

(a)	Subject to Sections 14.1(b) and 16.2(h), if a Seller has complied with Section 12.1 and shall otherwise be entitled to proceed with a Public Sale, Buyers shall not have delivered Acceptances for all the Sale Offer Shares and the Buyers have not delivered a TP Buy Offer in accordance with Section 12.3 or notice pursuant to Section 12.4, prior to commencing a Public Sale, the Seller shall give notice to the Buyers:

(i)	advising the Buyer of his intention to sell and the manner of sale, and

(ii)	accompanied by a copy of the agreement, if any, between the Seller and the Underwriter responsible for the Secondary Offering if the sale is to be pursuant to a Secondary Offering.

(b)	If any Seller shall be entitled to proceed with a Secondary Offering of SVS and/or NVS in accordance with this Section, such Seller may by written direction, (the

“Direction”) require the Family Representatives to exert their influence to cause the Corporation to register such of the SVS and/or NVS constituting the Sale Shares or the remaining Sale Shares registered in the name of such Seller under the United States Securities Act (if, at such time, the Corporation has previously registered any SVS and/or NVS under the United States Securities Act) (the “Registration”) or to have such SVS and/or NVS qualified for distribution to the public pursuant to a prospectus filed under the legislation of one or more of the Provinces of Canada (the “Filing”). The Family Representatives shall thereupon exert their influence to cause the Corporation to effect the Registration or the Filing in accordance with the Direction as soon as reasonably practical so as to permit the sale of the Sale Offer Shares thereunder and to seek to have a registration statement relating to the Registration become effective or to obtain a receipt for a prospectus with respect to such Filing as promptly as practical. A Direction shall:

(i)	specify the number of SVS and/or NVS proposed to be offered for sale which shall not exceed the lesser of:

(A)	the number of SVS and/or NVS which have been offered for sale pursuant to Section 12.1(a); and

(B)	the number of SVS and/or NVS available for sale after any sale resulting from the Acceptance of the Sale Offer,

(ii)	express the present intention of the Seller giving the Direction to offer or cause the offering of such SVS and/or NVS for sale,

(iii)	describe the nature or method of the proposed offer and sale,

(iv)	contain the undertaking of the Seller to provide all such information and materials and take all such action within his control and knowledge as may be required in order to permit the Corporation to comply with all applicable requirements of all applicable United States or Canadian securities regulatory authorities and to obtain any desired acceleration of the effective date of the Registration if applicable, and

(v)	include the undertaking of the Seller to pay all legal fees and disbursements incurred by the Corporation in connection with the Registration or Filing, including printing, filing and other costs of any registration statement or prospectus and the costs of the Corporation in keeping such registration statement or prospectus current, as hereinafter provided.

Upon any Registration becoming effective or a receipt for a prospectus being issued and SVS and/or NVS becoming qualified for distribution, as the case may be, pursuant to this Section 12.2, the Family Representatives shall exert their influence to cause the Corporation to use its commercially reasonable efforts to keep such registration statement current for a period of 120 days or to have the closing of the offering under the prospectus occur within 6 weeks after the date of the receipt.

(c)	Holders shall not be entitled to deliver more than one Direction in any period of 12 consecutive months and any Direction delivered in contravention of this Section 12.2(c) shall be of no force or effect.

(d)	The Holders agree that the Corporation shall be entitled to postpone compliance with a Direction for such a period of time as the directors of the Corporation determine is required, if compliance with such Direction could materially interfere with a bona fide financing, an acquisition or any other material business plans of the Corporation or would require premature disclosure of non-public information, the disclosure of which could materially adversely affect the Corporation. If the directors of the Corporation postpone compliance with the Direction, the Family Representatives shall exert their influence to cause the Corporation to promptly notify the Seller who delivered the Direction when the events or circumstances giving rise to such postponement have ended and to otherwise cause the Corporation to proceed in accordance with the Direction as soon as reasonably practicable. If the directors of the Corporation postpone compliance with a Direction pursuant to this Section 12.2(d), the Seller who has given the Direction may thereafter deliver notice to the Family Representatives withdrawing the Direction, in which event such Direction shall not constitute a Direction for the purposes of Section 12.2(c).

(e)	Subject as aforesaid, the Family Representatives shall exert their influence to cause the Corporation to prepare any registration statement, prospectus, agreements or documents and related papers and filings required in connection with a Direction. However the Seller giving the Direction shall be liable for and shall pay all underwriting discounts and commissions applicable to any sale of SVS and/or NVS by such Seller as well as all legal fees, disbursements and other expenses incurred by the Corporation relating to such Registration and/or Filing.

(f)	In connection with any offering of SVS and/or NVS pursuant to this Section 12.2, the Family Representatives shall exert their influence to cause the Corporation to (i) furnish to the Seller such number of copies of any prospectus (including any preliminary prospectus) or registration statement and prospectus or registration statement supplement or amendment as may be requested by the Seller in order to effect the offering and sale of the SVS and/or NVS to be offered and sold (ii) take such action as shall be necessary to qualify the SVS and/or NVS included in any Registration under such blue sky or other U.S. state laws or, in the case of a Filing, Canadian provincial securities laws for offer and sale as such Seller may request. If requested by the Seller, the Family Representatives shall exert their influence to cause the Corporation to enter into an underwriting agreement with a nationally recognized investment banking firm or firms selected by the Seller containing such representations, warranties, indemnities and agreements then customarily included in underwriting agreements with respect to Secondary Offerings.

(g)

In the event of any qualification of SVS and/or NVS for Public Sale pursuant to this Section 12.2, the Family Representatives shall exert their influence to cause the Corporation to hold harmless and indemnify the Seller (and if the Seller is a corporation, its directors and officers) (the “Indemnified Parties”) from and against any Claims to which any of the Indemnified Parties may be subject but solely insofar as such Claims arise solely out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or prospectus under which such SVS and/or NVS were distributed, or any document incidental to the qualification or sale of such SVS and/or NVS, or which arise solely out of or are based solely upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statement not misleading, or any violation by the Corporation of any applicable securities laws relating to action or inaction required by the Corporation in connection with such qualification or sale under such securities laws, except to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus, registration statement or document in reliance upon and in conformity with information provided to the Corporation by any of the Indemnified Parties specifically for use in the preparation thereof. The Family Representatives shall exert their influence to cause the indemnity of the Corporation to survive the sale of the SVS and/or NVS by the Seller and to be independent of any other liability the Corporation may otherwise have.

(h)	If requested by the Corporation, the Seller giving a Direction shall (jointly and severally, if there is more than one Seller), indemnify and hold harmless the Corporation and each of its directors, officers, employees and each Person who controls the Corporation within the meaning of either Section 15 of the United States Securities Act, Section 20 of the United States Exchange Act or the applicable securities laws of the provinces of Canada, to the same extent as the foregoing indemnity from the Corporation to the Indemnified Parties, but only with respect to information furnished in writing to the Corporation by the Seller expressly for use in any prospectus or registration statement contemplated in this Agreement. This indemnity shall survive the sale of the SVS and/or NVS by the Seller and will be in addition to any other liability the Seller may otherwise have.

(i)	Any indemnity given in accordance with the provisions of Sections 12.2(g) or (h) shall contain a provision that:

(i)	the Person who is indemnified shall, promptly after receipt of notice of any Claim in respect of which indemnification may be sought under the indemnity, notify the other (the “Indemnifying Party”) in writing of such Claim or of the commencement of any such action;

(ii)	the failure of any Person to notify, or to notify promptly, the Indemnifying Party of any Claim or of any such action shall not relieve the Indemnifying Party from any liability in respect of such Claim or in respect of any such action unless the Indemnifying Party was prejudiced by such failure and in no event shall relieve the Indemnifying Party from any other liability which it may have;

(iii)	if any action shall be brought against a Person entitled to indemnification pursuant to the indemnity and notice of such action has been given to the Indemnifying Party, the Indemnifying Party shall be entitled to assume the defence thereof, with counsel satisfactory to the Person entitled to indemnification and upon notice of its election to assume such defence, the Indemnifying Party shall not be liable to such Person for any legal or other expenses incurred by such Person in connection with the defence thereof, other than reasonable costs of investigation;

(iv)	no admission of liability shall be made by the Person entitled to indemnification without the consent of the Indemnifying Party; and

(v)	if, after having been notified of the commencement of any action in respect of which indemnification is sought, the Indemnifying Party fails to assume the defence of such action on behalf of the Person entitled to be indemnified 10 days of the receipt of such notice, the Person entitled to be indemnified shall have the right to employ counsel in respect of the defence of such action and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party.

(j)	Immediately following the completion of the purchase and sale of the Sale Shares pursuant to a Public Sale, the Seller shall deliver to the Buyers his statutory declaration that the sale has been completed in accordance with the provisions of this Section 12.2.

(k)	If the Buyers have not accepted the Sale Offer to purchase all of the Sale Offer Shares, and if the Seller is not legally bound to complete a Public Sale of the Sale Shares or of any of the Sale Shares remaining after the acceptance of the Sale Offer by the Buyers within 90 days after the date required for acceptance of the Sale Offer by the other Holders, no sale of any remaining Sale Shares shall be made by the Seller without again complying with the terms of this Agreement.

12.3 Third Party Alternative Purchase

(a)	If none of the Buyers accept the Sale Offer provided for in Section 12.1, within the time limited for the acceptance of the Sale Offer, the Buyers may deliver to the Seller a cash offer (the “TP Buy Offer”) of a third party, acceptable to them (the “TP Buyer”) to purchase the MVS which would have been converted into SVS and/or NVS for sale as Sale Shares or the SVS and/or NVS that would otherwise have been sold pursuant to a Public Sale, and otherwise on terms and conditions at least as favourable to the Seller as those contained in the Sale Offer. Subject to Sections 8.4, 8.5, 14.1(b) and 16.2(h), the Seller shall forthwith accept the TP Buy Offer, and shall sell the MVS or shall convert any MVS that would have been converted in accordance with Section 12.1(a) to SVS and/or NVS and shall sell the SVS and/or NVS, as the case may be, to the TP Buyer in accordance with the TP Buy Offer. All of the other provisions of Section 12.1 other than Section 12.1(e) shall apply mutatis mutandis to the TP Buy Offer as if such TP Buy Offer were an Acceptance of a Sale Offer.

(b)	If the aggregate purchase price paid by the TP Buyer for the MVS or the SVS and/or NVS of the Seller, as the case may be, exceeds that required to be paid by the Buyers under the Sale Offer, the Seller shall pay one-half of the amount of the excess in cash to the Buyers as a finders fee; such amount to be paid to the Buyers on a pro rata basis in the proportion that the number MVS held by each Buyer bears to the number of MVS held by all of the Buyers.

12.4 Other Piggyback Rights

Notwithstanding the provisions of Sections 12.1 and 12.2 but subject to Sections 8.4(a), 8.4(c), 8.4(d), 8.5 and 16.2(h), if:

(a)	the Seller would otherwise be entitled to sell any Sale Shares;

(b)	the Buyers have not caused a TP Buy Offer to be delivered; and

(c)	Holders of 66 2/3% of the MVS have not given an En Bloc Sale Notice to the Seller at least 5 Business Days prior to the time limited for acceptance of the Sale Offer;

any of the Buyers who have not accepted the Sale Offer may give written notice to the Seller within the time limited for the acceptance of the Sale Offer, requiring the Seller to sell SVS and/or NVS resulting from the conversion of such Buyer’s MVS by way of Secondary Offering or otherwise through the facilities of a stock exchange, on the same terms and conditions as the Seller proposes to sell the Sale Share. Failing any other agreement between the Seller and any Buyers giving notice requiring the sale of SVS and/or NVS resulting from the conversion of their MVS (the “Additional Sellers”), each Additional Seller shall be entitled to sell that number of SVS and/or NVS equal to that proportion of the total number of SVS and/or NVS that are to be sold by Public Sale that the total number of MVS registered in the name of each Additional Seller bears to the aggregate number of MVS registered in the names of the Seller and all of the Additional Sellers. No Seller may effect any Sale of SVS or NVS pursuant to Section 12.2 without ensuring the sale of any SVS and/or NVS by any Additional Seller’s written notice in accordance with this Section 12.4.

ARTICLE 13

TRANSACTION FAILURE

13.1 Failure to Complete a Sale pursuant to an Offer or a Sale Offer

If the Accepting Offerees, the Third Party, the Accepting Buyers or the TP Buyer, as applicable, fail to purchase all of the Purchased Shares or all of the Sale Shares, as applicable, pursuant to Article 11 or Article 12, then the Offeror or the Seller, as applicable, shall, subject to Sections 8.4(a), 8.4(c), 8.4(d), 14.1(b) and 16.2(h), be entitled to sell the SVS and/or NVS represented by the Purchased Shares and/or the SVS and/or the NVS resulting from the conversion of MVS otherwise constituting the Purchased Shares or the Sale Shares, as the case may be, through the facilities of any stock exchange on which the said SVS and/or NVS are listed and posted for trading. If the aggregate amount received by the Offeror or the Seller, as applicable, net of commissions and other costs reasonably incurred in order to effect such disposition, is less than the price that was to have been paid by the Accepting Offerees, the Third Party, the Accepting Buyers or the Third Party Buyer, as the case may be, then the Accepting Offerees or the Accepting Buyers, as the case may be, shall forthwith pay to the Offeror or the Seller, as the case may be, the difference between the price received by the Offeror or the Seller, as the case may be, and the price that he would have otherwise received from the Accepting Offerees or the Accepting Buyers, as applicable, if the transaction had been completed as required, together with interest thereon at the Prime Rate plus 2% calculated from the date upon which the purchase and sale was to have been completed and the Accepting Offerees or the Accepting Buyers as the case may be, shall be jointly and severally liable to the Offeror or the Seller, as the case may be, for such amount. The obligations of the Accepting Offerees or the Accepting Buyers pursuant to this Section 13.1 shall constitute a lien upon their Shares and no such Accepting Offerees or Accepting Buyers may sell, assign, transfer, pledge, hypothecate or otherwise deal with any of their Shares so long as such a lien remains outstanding.

ARTICLE 14

EN BLOC SALES

14.1 En Bloc Sales

(a)

Subject to Section 16.2(h), if a Holder has made a Second Offer pursuant to Section 11.1 or a Sale Offer pursuant to Section 12.1 to sell all of his MVS, Holders (the “Approving Holders”) holding, directly or indirectly, 66 2/3% of the issued and outstanding MVS held, directly or indirectly, by all of the Holders, (which may include the Holder making the Second Offer or the Sale Offer), in lieu of any other rights of the Holders pursuant to this Agreement, may deliver a notice (an “En Bloc Sale Notice”) to all Holders and to Family Representatives who are not Holders, at least 5 Business Days prior to the time limited for acceptance of the Offer or Sale Offer, as the case may be, requiring that all of the MVS held pursuant to this Agreement be offered for disposition en bloc in an Arm’s Length (an “En Bloc Sale”) transaction in such manner and on such terms and conditions as shall be determined by the Approving Holders. In addition, subject to Section 16.2(h), at any time Approving Holders may issue an En Bloc Sale Notice requiring an En Bloc Sale. Notwithstanding the foregoing, no En Bloc Sale may be made if it would result in any newspaper published or produced by the Corporation or by any of its Newspaper Subsidiaries not being a “Canadian newspaper” for the purposes of the Tax Act. The Approving Holders may retain such investment advisors and other professionals as they shall consider advisable for the purpose of advising them with respect to the En Bloc Sale. The Approving Holders shall commence meeting within 7 Business Days following the delivery of the En Bloc Sale Notice to determine the manner and the terms and conditions for the disposition of the MVS. For greater certainty, any such disposition may be by way of direct sale, share exchange, amalgamation, arrangement, auction or other means of disposition as may be finally determined by the Approving Holders.

(b) (i)	If the Approving Holders have delivered an En Bloc Sale Notice, they shall have a period of 180 days from the date of delivery of the En Block Sale Notice (the “En Bloc Sale Period”) within which to negotiate and execute a binding agreement of purchase and sale with respect to an En Bloc Sale.

(ii)	If the Approving Holders have not executed a binding agreement of purchase and sale with respect to an En Bloc Sale within the En Bloc Sale Period, the En Bloc Sale Notice shall expire and no En Bloc Sale Notice may be issued during the period of 6 months following the expiry of the En Bloc Sale Notice.

(iii)	During an En Bloc Sale Period, the provisions of Sections 10.3 and 10.4 and Articles 11 and 12 shall be suspended and no Sale Notice, Pledge Notice, Offer, Second Offer, TP Offer, Second Notice, Sale Offer, Acceptance, Direction or TP Buy Offer may be delivered and if any such notice shall have been delivered prior to the commencement of the En Bloc Sale Period and shall remain outstanding, the same shall be null and void.

(iv)	If an En Bloc Sale Notice shall expire, the Holder who originally initiated the Second Offer or the Sale Offer, as the case may be, shall be free to again issue a Second Offer or a Sale Offer and if such Second Offer or Sale Offer is made within a period of 90 days following the end of the applicable En Bloc Sale Period, the Holders shall have no right to again issue an En Block Sale Notice pursuant to this Section 14.1 with respect to such Second Offer or Sale Offer.

(c)	If the Approving Holders have delivered an En Bloc Sale Notice, they shall have the right to negotiate and conclude an agreement for and in the name of all of the Holders for the disposition of all of the MVS which shall be binding upon all of the Holders and upon such an agreement being executed by the Approving Holders, all Holders shall thereupon and thereafter do all such things and exert their influence to cause all such things to be done as may be necessary or desirable in order to give effect to the En Bloc Sale. If any Holder shall fail to execute any documents required, the Approving Holders, or such one or more of them as may be designated by the Approving Holders, are hereby authorized to execute all such deeds, transfers, share certificates, resignations, directions and other documents and instruments as may be necessary or desirable in order to effect the transaction on behalf of each of the Holders and each Holder hereby appoints the Approving Holders or such one or more of them as may be designated by the Approving Holders as his attorney in that behalf in accordance with the Powers of Attorney Act (Manitoba) and in accordance with the said Act, each Holder declares that this power of attorney may be exercised during any subsequent legal incapacity on his part.

(d)

For greater certainty, if an En Bloc Sale is negotiated by the Approving Holders pursuant to Section 14.1(a) and as part of such En Bloc Sale any Party is entitled to receive compensation or other consideration as a consequence of his or her loss of office and/or employment with the Corporation or as a consequence of obtaining employment or office with the arm’s length party engaging in the transaction which is consistent with prevailing industry standards for compensation or other consideration in similar circumstances, such compensation or other consideration shall not disqualify the transaction as an Arm’s Length transaction for the purposes of Section 14.1(a).

ARTICLE 15

SUBSEQUENT TRANSFERS

15.1 Price Adjustment

(a)

If, during the 12 month period following a purchase (the “Post Sale Period”) of MVS pursuant to this Agreement (the “Initial Purchase”) from any Holder or Holders (collectively, the “Transferor”) by any other Holder or Holders (collectively, the “Transferee”), the Transferee shall enter into, directly or indirectly, any binding agreement (the “PS Agreement”) for the Transfer of all or substantially all of the MVS then owned by the Transferee to any Person who is not the Principal of the Family Group of which such Holder is a member or a Member of the Immediate Family of such Principal (a “Second Buyer”), for a total consideration per MVS whether payable in cash, debt, shares or other assets or any combination thereof and including any Collateral Benefits received or receivable, which can reasonably be regarded as part of the consideration for the Transfer of the MVS, net of all commissions and fees payable by the Transferee in order to effect the Transfer, (the “Consideration”), that exceeds the amount per MVS paid to the Transferor by the Transferee in the Initial Purchase adjusted as may be required to account for any consolidations or subdivisions of MVS, any purchases by the Corporation of MVS for cancellation and any stock dividends paid by the Corporation on the MVS which may have occurred after the time of the Initial Purchase and prior to the sale to the Buyer (such excess being referred to as the “Difference”), then the Transferee shall forthwith deliver to the Transferor a copy of the PS Agreement and all other relevant documents necessary to confirm the amount of the Consideration. Upon the completion of the transaction contemplated by the PS Agreement, the amount payable to the Transferor by the Transferee for each MVS purchased by the Transferee from the

Transferor in the Initial Purchase shall be increased by the Difference (the aggregate of such amounts is herein referred to as the “Additional Amount”). The Additional Amount shall be paid to the Transferor by the Transferee immediately following receipt of the Consideration by the Transferee and in the same form as the Consideration that is received by the Transferee.

(b)	If, during the Post Sale Period, any Transferee shall grant an option to a Second Buyer, to purchase all or substantially all of the MVS then owned by the Transferee or shall obtain the right to require a Second Buyer to purchase all or substantially all of the MVS then owned by the Transferee, which is exercisable during or after the end of the Post Sale Period and such option or put right is exercised following the end of the Post Sale Period and the purchase and sale of MVS contemplated thereby is completed, then for the purposes of Section 15.1(a) the purchase and sale of MVS shall be deemed to have been completed immediately prior to the end of the Post Sale Period.

(c)

For the purpose of determining the amount of the Consideration, if the Consideration or any portion of the Consideration consists of debt, such debt shall be valued at its face amount. If the Consideration consists in whole or in part of publicly traded securities, the fair market value of the securities shall be determined as of the close of business on the day preceding the day upon which the purchase and sale is completed and shall be the average closing price of such publicly traded securities on the stock exchange on which such securities had the highest aggregate trading volume for the 20 trading days prior to the date the purchase and sale is completed. With respect to all other securities and with respect to real estate, the value thereof shall be its fair market value as agreed by the Transferor and the Transferee and failing agreement within 7 days after the purchase and sale is completed, as determined by an independent business and/or real estate valuator, to be agreed upon by the Transferor and the Transferee. If the Transferor and the Transferee fail to agree upon an independent business and/or real estate valuator within 10 days following the closing of the purchase and sale, then such valuator shall be chosen by a Judge of the Court of Queens Bench sitting in Winnipeg upon the application of either the Transferor or the

Transferee. Such business and/or real estate valuator shall act as an expert and not as an umpire or arbitrator and shall apply generally accepted valuation principles. The decision of the business and/or real estate valuator shall, in the absence of manifest error or fraud, be final and binding, clerical errors excepted, and no appeal shall lie therefrom.

ARTICLE 16

TAKE-OVER BIDS

16.1 Short Term Offer

If a bona fide offer is received by the Holders, from a Person dealing at Arm’s Length with each of the Holders (“Bidder”) to purchase all of the issued and outstanding MVS, for consideration payable only in cash or by the issue of debt of the purchaser and/or by the issue of publicly traded securities of the purchaser (a “Take-over Offer”) which is open for acceptance for a period of less than 60 days, then unless the Family Representatives acting upon the written instructions of the Holder(s) they represent, shall otherwise unanimously agree, such Take-over Offer shall not be accepted by any of the Holders.

16.2 Qualified Bid

(a)

If a Take-over Offer is received by the Holders, which is open for acceptance for a period of 60 days or more (a “Qualified Bid”), then the Holders shall forthwith deliver a copy of such Qualified Bid to each of the Family Representatives and the Family Representatives shall call a meeting of the Holders and the Family Representatives to be held no later than 10 Business Days following the delivery of the copy of the Qualified Bid, for the purpose of determining whether to instruct the Holders to accept or reject such Qualified Bid and/or authorizing such other action or proceeding by the Holders with respect to the Qualified Bid as the Family Representatives shall consider advisable. Any Family Representative may give notice of such meeting setting out the place in the City of Winnipeg, the time and the date of the meeting, which shall not be less than 5 Business Days after the delivery of the notice of the meeting, which notice shall itemize the matters to be addressed by the Family Representatives at such meeting and shall contain such additional material as may be considered appropriate to assist the Family

Representatives in reaching decisions at such meeting. If all of the Family Representatives are not present in person or by proxy in favour of another Family Representative or by telephone at such meeting, such meeting shall be adjourned to the same place for a further period of 48 hours at which time the Family Representatives then present, in person or by proxy in favour of another Family Representative or by telephone, shall be entitled to conduct the meeting and to vote in respect of the matters set out in the notice. The decisions of the Family Representatives at such meeting shall be delivered in writing to the Holders forthwith following such meeting which decisions shall set out the percentage of the MVS held by the Holders who are represented by Family Representatives who voted in favour of each such decision made at such meeting.

(b)	For the purposes of this Article 16 each decision required to be made by the Family Representatives shall be determined by the vote of those Family Representatives representing Family Groups with members holding at least 66 2/3% of the MVS. If the Family Representatives are unable to obtain direction from the Family Representatives representing Family Groups with members holding at least 66 2/3% of the issued and outstanding MVS on any matter relating to a Qualified Bid requiring their decision, then any Family Representative shall be entitled to initiate a mediation to attempt to obtain a decision by Family Representatives representing Family Groups holding such percentage of issued and outstanding MVS, in accordance with the provisions of Article 18 of this Agreement.

(c)

If the Family Representatives representing Family Groups with members holding at least 66 2/3% of the issued and outstanding MVS determine to accept the Qualified Bid then prior to delivering an acceptance of such Qualified Bid, they shall forthwith give notice of such decision to all of the Holders. Within 15 Business Days following delivery of such notice any Family Group who determined not to accept such Qualified Bid (collectively the “Replacement Offeror”) shall have the right to make an offer (the “Replacement Offer”) to purchase the same number of MVS that the Bidder has offered to purchase at the same price per share as is set out in the Qualified Bid and otherwise on the same terms and conditions, provided that:

(i)	there shall accompany any such Replacement Offer, a letter from a nationally recognized investment dealer confirming that the Replacement Offeror has made adequate arrangements to ensure that there are funds available to effect all cash payments required to complete the Replacement Offer in accordance with its terms;

(ii)	if the Offeror under the Qualified Bid has offered debt, the Replacement Offeror making the Replacement Offer shall be entitled to offer its debt in an equal amount and such debt shall be deemed to be of equal value;

(iii)	if the Offeror under the Qualified Bid has offered its shares or other consideration as part or all of the consideration for its purchase then the Replacement Offeror under the Replacement Offer shall be entitled to offer cash in lieu of such shares or other consideration and for the purpose of determining the fair market value of the shares or the other consideration of the offeror under the Qualified Bid, the provisions of Section 15.1(c) shall apply, mutatis mutandis; and

(iv)	the time for acceptance of the Replacement Offer shall be such time as is determined by the Replacement Offeror making the Replacement Offer so long as the last day for acceptance of the Replacement Offer is no later than 5 Business Days prior to the date for acceptance of the Qualified Bid.

(d)	If a Replacement Offer is made within the time limited therefor in Section 16.2(c) and, subject to the provisions of Section 16.2(c), such Replacement Offer otherwise matches the provisions of the Take-over Offer, each of the Holders shall forthwith accept the Replacement Offer in respect of MVS owned by them, shall tender the certificates representing such MVS in accordance with the terms of the Replacement Offer and shall otherwise comply with the terms of acceptance of the Replacement Offer.

(e)	If the Replacement Offerors give written notice to the Holders that the Replacement Offerors will not make a Replacement Offer or if no Replacement Offer is made with the time limited therefor in Section 16.2(c), or if one or more of the Replacement Offerors make a Replacement Offer but fails to fulfill the terms of the Replacement Offer, the Holders shall forthwith accept the Qualified Bid in respect of the MVS, shall tender the certificates representing the MVS in accordance with the terms of the Qualified Bid and shall otherwise comply with the terms of acceptance of the Qualified Bid.

(f)	For greater certainty, a Qualified Bid shall be deemed not to be an Offer from an Arm’s Length Buyer for the purposes of Section 11.1.

(g)	Each of the Holders covenants and agrees that, without the prior approval of Family Representatives representing members of Family Groups holding at least 66 2/3% of the issued and outstanding MVS, no Holder will actively solicit any Qualified Bid from any third party and each Holder further covenants and agrees to forthwith advise the Family Representatives if he receives any serious overtures from or is requested to engage in any discussions with any third party about a Qualified Bid by such third party.

(h)	During the period between the date on which a Qualified Bid is received by any Party and the later of the date upon which (i) the Qualified Bid is rejected by the Family Representatives, (ii) the Qualified Bid is accepted by the Family Representatives and the transaction thereunder is not completed, (iii) a Replacement Offer is made in accordance with this Section 16.2 and the transaction thereunder is not completed (the “Bid Period”), the provisions of Sections 10.3 and 10.4 and Articles 11, 12, 13 and 14 shall be suspended and no Sale Notice, Pledge Notice, Offer, Second Offer, TP Offer, Second Notice, Sale Offer, Acceptance, Direction, TP Buy Offer or En Bloc Sale Notice may be delivered and if notice of any such conversion and sale pursuant to any such notice shall have been delivered prior to the commencement of the Bid Period and shall remain outstanding, the same shall be null and void.

ARTICLE 17

GENERAL SALE CONDITIONS

17.1 Application

The provisions of this Article shall apply to any purchase of MVS or SVS and/or NVS by any Holder from any other Holder pursuant to the provisions of this Agreement applied mutatis mutandis.

17.2 Additional Definitions

For the purposes only of this Article 17:

“Vendor” means a Holder who is selling MVS and/or SVS and/or NVS pursuant to the terms of this Agreement to any other Holder;

“Purchaser” means a Holder who is purchasing MVS and/or SVS and/or NVS from any other Holder pursuant to the terms of this Agreement;

“Date of Closing” means the date which is 10 days following the agreement of purchase and sale between the Vendor and the Purchaser, unless the specific provisions of this Agreement relating to any purchase and sale otherwise provide, in which event the Date of Closing shall be the date so specified;

“Time of Closing” means 11:00 a.m. Winnipeg time on the Date of Closing;

“Purchased Shares” means the MVS and/or SVS and/or NVS, as the case may be, which are the subject matter of the Transaction between the Vendor and the Purchaser; and

“Transaction” means a transaction of purchase and sale of Purchased Shares between a Vendor and a Purchaser pursuant to the terms of this Agreement.

17.3 Material Adverse Change

If a Material Adverse Change shall occur after an offer to acquire Shares is made pursuant to this Agreement and prior to the Time of Closing, other than a Material Adverse Change resulting from any actions or omissions of the Purchaser, the Purchaser shall have the right to terminate the Transaction by notice in writing to the Vendor.

17.4 Governmental Approvals

The obligations of the Purchaser to complete the Transaction shall be conditional upon the Purchaser obtaining, prior to the Time of Closing, all requisite licences, approvals, permits or certificates required to permit the Transaction without affecting or resulting in the termination or adverse modification of any licence, approval, certificate or permit held by the Corporation or any of its Subsidiaries on terms satisfactory to the Purchaser, acting reasonably. If any Governmental Approval is required to permit a Transaction and such Governmental Approval shall not have been obtained on terms satisfactory to the Purchaser, acting reasonably, by the Time of Closing, then notwithstanding anything contained in this Agreement, the time specified in this Agreement for the completion of such Transaction shall be extended for such additional period of time as is required but not exceeding 90 days, to permit the Purchaser to obtain the necessary Governmental Approval provided the Purchaser is using his best efforts to obtain the Governmental Approval as expeditiously as possible. Any such application for Governmental Approval shall be the sole responsibility of the Purchaser who shall also be responsible for all costs and expenses incurred in connection therewith. The other Parties shall use their reasonable efforts to cooperate with the Purchaser in any application for Governmental Approval.

17.5 Place of Closing

Unless otherwise agreed by the Vendor and the Purchaser, the Transaction shall be completed at such place in the City of Winnipeg as the Purchaser shall specify in a notice in writing to the Vendor given not less than 3 Business Days prior to the Date of Closing (“Place of Closing”).

17.6 Closing Deliveries

At the Time of Closing, each Vendor shall:

(a)	deliver to the Purchaser,

(i)	his written representations and warranties (which shall survive the completion of the Transaction) that subject to this Agreement and the Coattail Agreements;

(A)	the Vendor is the owner of the Purchased Shares with good and marketable title thereto, free and clear of all Encumbrances;

(B)	the Vendor has the exclusive right and full power and authority to sell, transfer and assign the Purchased Shares to the Purchaser, free and clear of all Encumbrances;

(C)	no Person has any agreement or option or any right capable of becoming an agreement to acquire any of the Purchased Shares;

(D)	there are no Claims pending that will in any manner restrain or prevent the Vendor from Transferring the Purchased Shares to the Purchaser free and clear of Encumbrances, or the effect of which would be to cause an Encumbrance to attach to the Purchased Shares or to divest title to the Purchased Shares or, in any manner whatsoever, or to make the Purchaser or Vendor, or any of them liable for damages;

(E)	the Vendor has no knowledge of any Claim in connection with any of the foregoing; and

(F)	the Vendor has no knowledge of any material change in the affairs of the Corporation or any material fact relating to the Corporation that has not been generally disclosed;

all or any of which may be waived by the Purchaser without prejudice to any other rights that the Purchaser may have in the event of the non-fulfillment or non-performance of any other condition or conditions;

(ii)	if such sale represents all or substantially all of the Shares held by the Vendor, the covenant of the Principal whose interests are represented by the Vendor, not to compete with, or be employed or retained by any Person that materially competes with, or any of whose Affiliates materially competes with, the Corporation or any of its Subsidiaries for a period of one year following the Closing Date;

(iii)	certificates evidencing the Purchased Shares, duly endorsed for transfer; and

(iv)	either evidence reasonably satisfactory to the Purchaser that the Vendor is not then a “non-resident” of Canada within the meaning of the Tax Act or a certificate pursuant to Subsection 116(2) of the Tax Act with a certificate limit in an amount not less than the purchase price for the Purchased Shares; provided that if such evidence or certificate is not forthcoming, the Purchaser shall be entitled to make the payment of tax required under the Tax Act and to deduct such payment from the purchase price for the Purchased Shares, the amount deducted to reduce that part of the purchase price payable at the Time of Closing and thereafter to reduce payments on account of the said purchase price in order of maturity.

(b)	deliver to the Corporation

(i)	where his entitlement to representation on the board of directors of the Corporation and any of its Subsidiaries will either be reduced or ended as a consequence of the Transaction, signed resignations of such of the Vendor’s nominee(s), if any, and where appropriate, the Vendor, as directors and officers of the Corporation and any of its Subsidiaries, as the case may be, in order to reflect such reduced entitlement;

(ii)	where his entitlement to representation on the board of directors of the Corporation will be ended as a consequence of the Transaction signed resignations of the Principal, whose interests are represented by the Vendor, as an employee of the Corporation;

(c)	where, pursuant to this Agreement, such sale results in the Vendor losing his right to continue be or to be represented by a Family Representative, deliver to the Family Representatives the resignation of the Vendor or his nominee as a Family Representative under this Agreement;

17.7 Title

At the Time of Closing, the Vendor shall do all things required in order to deliver good and marketable title to the Purchased Shares to the Purchaser, free and clear of all Encumbrances whatsoever, other than Encumbrances created by this Agreement and the Coattail Agreements, including, without limitation, the delivery of any governmental releases required by the Vendor in order for the Vendor to sell assign and transfer the MVS and/or SVS and/or NVS, and if relevant, declarations of transmission. If, at the Time of Closing, the Purchased Shares are not free and clear of all Encumbrances whatsoever, other than Encumbrances created by this Agreement and the Coattail Agreements, the Purchaser may, without prejudice to any other rights that the Purchaser may have, purchase the Purchased Shares subject to such Encumbrances. In such event, the Purchaser shall, at the Time of Closing, assume all obligations and/or liabilities with respect to such Encumbrances and the purchase price payable by such Purchaser for such Purchased Shares shall be satisfied, in whole or in part, as the case may be, by amount of such assumed obligations and/or liabilities. The amount so assumed shall reduce the purchase price payable at the Time of Closing.

17.8 Failure by Vendor

If, at the Time of Closing, the Vendor fails to complete the Transaction, the Purchaser shall have the right, without prejudice to any other rights which he may have, upon payment of the portion of the purchase price payable to the Vendor at the Time of Closing to the credit of the Vendor in the main branch of Corporation’s bankers in the City of Winnipeg to execute and deliver, on behalf of and in the name of the Vendor, such deeds, transfers, share certificates, resignations, directions and other documents and instruments as may be necessary or desirable to complete the purchase and sale and the Vendor hereby irrevocably appoints the Purchaser or such individual as the Purchaser may designate, his attorney in that behalf in accordance with the Powers of Attorney Act (Manitoba), and in accordance with the said Act, the Vendor declares that this power of attorney may be exercised during any subsequent legal incapacity on his part.

17.9 Payment

At the Time of Closing, the Purchaser shall deliver to the Vendor the purchase price for the Purchased Shares as required in accordance with this Agreement.

ARTICLE 18

MEDIATION

18.1 First Remedy

The Parties acknowledge and agree that unless otherwise expressly provided in this Agreement, they shall attempt to resolve any dispute arising under the provisions of this Agreement among any of the Parties by mediation prior to utilizing any other means of resolving disputes under this Agreement.

18.2 Terms of Mediation

Any mediation to be carried out pursuant to this Agreement shall be subject to the following provisions:

(a)	any party to the dispute may serve notice upon the other parties to the dispute requiring mediation;

(b)	a single mediator shall be appointed by agreement between the parties to the dispute within 5 Business Days after receipt of such notice;

(c)	If the parties to the dispute are unable to agree upon a single mediator within 5 Business Days after receipt of notice as aforesaid, within a further 5 Business Days, each party to the dispute shall nominate a mediator nominator and the mediator nominators shall select, within 5 Business Days of their nomination, an individual to act as the sole mediator. If the mediator nominators are unable to agree on the selection of the sole mediator within such 5 Business Day period, the sole mediator shall be appointed by a Judge of the Court of Queens Bench of Manitoba at Winnipeg upon the application of any of the Parties.

(d)	The mediation process shall then be undertaken until the parties to the dispute have made a decision or resolved the dispute or controversy or until the end of the 30th day following the appointment of the sole mediator, whichever shall first occur.

(e)	The costs of the mediation shall be borne by the Family Representatives, who shall be entitled to be reimbursed therefore in accordance with this Agreement.

ARTICLE 19

ARBITRATION

19.1 Disputes

The Parties acknowledge and agree that all matters that have been the subject matter of an unsuccessful mediation pursuant to Article 18, all matters which are by the express terms of this Agreement to be resolved by arbitration and all other matters that require resolution between or among the Parties with respect to this Agreement shall be the subject matter of binding arbitration in accordance with this Article 19, it being the intention of the Parties that no Party may resort to any court proceedings to resolve such matters. For greater certainty, if any matter which requires a decision of the Family Representatives does not obtain the requisite number of votes to pass, then such matter shall not be regarded as a dispute among the Family Representatives which is referable to arbitration.

19.2 Terms of Arbitration

Any arbitration to be carried out pursuant to this Agreement shall be subject to the following provisions, namely;

(a)	Any party to the dispute may serve notice on the others requiring arbitration;

(b)	Neither Harvey Sector of the City of Winnipeg nor Yale Lerner of the Island of St. Martins shall be nominated or appointed as an arbitrator;

(c)	If the parties to the dispute are unable to agree upon a single arbitrator within 5 Business Days of the delivery of the notice requesting arbitration, each party to the dispute shall nominate on arbitrator and if there are an even number of arbitrators, the arbitrators so nominated shall select, within 5 Business Days of their nomination, an additional individual as an arbitrator and as chairman of the arbitral tribunal. If said arbitrators shall be unable to agree on the selection of such chairman, the chairman shall be appointed by a Judge of the Court of Queens Bench at Winnipeg upon the application of any of the parties to the dispute;

(d)	The arbitration shall take place in private in the City of Winnipeg and the chairman of the arbitral panel shall fix the time and place in the City of Winnipeg for the purpose of hearing such evidence and representations as any of the parties to the dispute may present and, subject to the provisions hereof, the decisions of a majority of the arbitrators, including the chairman, in writing shall be binding upon the parties to the dispute both in respect of procedure and the conduct of the parties to the dispute during the proceedings and the final determination of the issues therein. The arbitrators shall, after hearing any evidence and representations that the parties to the dispute may submit, make their decision and reduce the same to writing and deliver one copy thereof to each of the parties to the dispute. The majority of arbitrators including the chairman may determine any matters of procedure for the arbitration not specified herein;

(e)	The cost of the arbitration shall be borne by the parties to the dispute as may be specified in such determination; and

(f)	Insofar as they do not conflict with the provisions of this Article, the provisions of the Arbitration Act (Manitoba) shall be applicable to arbitration held under this Article and the arbitrators shall have jurisdiction to do all acts and make such orders as provided therein.

ARTICLE 20

AMENDMENTS TO THIS AGREEMENT

20.1 Amendments Generally

Subject to Section 20.2, no amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Parties to this Agreement.

20.2 Permitted Amendments

Subject to Section 20.3, Holders holding, directly or indirectly, not less than 90% of the issued and outstanding MVS may amend this Agreement by memorandum in writing signed by all of such Holders. Each such amendment shall become effective upon delivery of a written copy of such amendment to each Family Representative.

20.3 Exception

No amendment to this Agreement shall be made pursuant to Section 20.2 if such amendment would result in a deemed disposition of property by any Holder pursuant to the provisions of the Tax Act, and any such amendment shall be null and void and of no force or effect.

20.4 Binding Nature of Amendments

Any amendment made pursuant to the provisions of this Article 20 shall be binding upon the Parties hereto, the Family Representatives, the Holders and their respective Personal Representatives, successors (including successors by amalgamation) and permitted assigns.

ARTICLE 21

GENERAL

21.1 Determining Incapacity

Each of David, Gail and Leonard acknowledges and agrees that promptly following receipt by him of a written request to submit to medical examination signed by at least 2 of the others of them, he submit to 2 medical examinations for the purpose of determining whether such individual is Incapacitated. To the extent that it is possible to determine who the family physical of the individual being requested to submit to a medical examination, one of such medical examinations shall be conducted by the doctor who best qualifies as the family physician of such individual.

21.2 Confidentiality

Each Party covenants and agrees that he will not, and he will use his best efforts to ensure that the Members of his Immediate Family, his accountants, legal and financial advisors and all other representatives and Persons over whom he has control or dominion or influence do not, disclose, divulge, publish, reveal or otherwise make known to any Person, directly or indirectly, the terms of this Agreement or any matter relating or arising out of this Agreement, except as may be required by Law or Order.

21.3 Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective Personal Representatives, successors (including any successor by amalgamation) and permitted assigns.

21.4 Entire Agreement

This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

21.5 Waivers

No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give such waiver and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

21.6 Assignment

Except as may be expressly provided in this Agreement, none of the Parties to this Agreement may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of all of the other Parties.

21.7 Termination

(a)	Subject to Section 21.7(b) this Agreement shall terminate in its entirety upon:

(i)	the written agreement of all of the Persons who hold, directly or indirectly all of the MVS; or

(ii)	one Person becoming the beneficial owner of all of the MVS.

(b)	This Agreement shall terminate solely with respect to any Party when such Party ceases to have any interest, direct or indirect, in any Shares or in any Permitted Corporation or Permitted Trust and ceases to be a Family Representative, provided that such Party shall remain liable for any liabilities or obligations that arose prior to such termination and, if applicable, for all liabilities or obligations arising under any guarantees given by it hereunder.

(c)	Notwithstanding any termination of this Agreement, Section 21.2 shall survive and shall continue in full force and effect.

21.8 Notices

Any notice, consent, offer, nomination, approval or other communication required or permitted to be given or delivered in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or if sent by registered mail as follows:

(a)	in the case of a Notice to David, David Inc. or Newco D at:

1015 Wellington Crescent

Winnipeg, Manitoba R3M 0A7

Fax: 204-487-3004

(b)	in the case of a Notice to Gail, Gail Inc. or Newco G at:

117 Grenfell Street

Winnipeg, Manitoba R3P 0B6

Fax: 204-488-1573

(c)	in the case of a Notice to Leonard, Leonard Inc. or Newco L at:

1001 Wellington Crescent

Winnipeg, Manitoba R3M 0A7

Fax: 204-487-3578

(d)	in the case of a Notice to the Family Representative to each Family Representative at the address set out for such Family Representative herein or at such other address as a Family Representative shall give by notice to each of the Parties and to each other Family Representatives;

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice or other communication given by mail as aforesaid shall be deemed to have been received on the third Business Day following the date of mailing such notice or other communication. Any Notice delivered or sent by telecopier as aforesaid shall be deemed to have been received on the date on which such Notice was delivered or sent by telecopier so long as confirmation of receipt is received by the sender. If a Notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such Notice as aforesaid, such notice shall, unless earlier actually received, be deemed to have been received on the third Business Day following the resumption of normal mail service. Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

21.9 Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

IN WITNESS OF WHICH the Parties have duly executed this Agreement as of the date first above written.

Witness	/s/ DAVID A. ASPER DAVID A. ASPER

Witness	/s/ GAIL S. ASPER GAIL S. ASPER

Witness	/s/ LEONARD J. ASPER LEONARD J. ASPER

DAVID ASPER HOLDINGS INC.

	By:	/s/ DAVID A. ASPER
	Name:	David A. Asper
	Title:	President

GAIL ASPER HOLDINGS INC.

	By:	/s/ GAIL S. ASPER
	Name:	Gail S. Asper
	Title:	President & Secretary

LEONARD ASPER HOLDINGS INC.

By:	/s/ LEONARD J. ASPER
Name:	Leonard J. Asper
Title:	President

PLAN D MVS HOLDINGS LTD.

By:	/s/ DAVID A. ASPER
Name:	David A. Asper
Title:	President

PLAN G MVS HOLDINGS LTD.

By:	/s/ GAIL S. ASPER
Name:	Gail S. Asper
Title:	President

PLAN L MVS HOLDINGS LTD.

By:	/s/ LEONARD J. ASPER
Name:	Leonard J. Asper
Title:	President